
                                                                  EXHIBIT 10.3
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                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                    among:


                              Acuson Corporation,
                            a Delaware corporation;


                            Echo Acquisition Corp.,
                            a Delaware corporation;

                                      and


                                 Ecton, Inc.,
                          a Pennsylvania corporation



                        ______________________________

                        Dated as of September 15, 1999

                        ______________________________


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                               Table Of Contents

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Section 1  Description of Transaction..........................................   1
      1.1    Merger of the Company into Merger Sub.............................   1
      1.2    Effect of the Merger..............................................   1
      1.3    Closing; Effective Time...........................................   2
      1.4    Certificate of Incorporation and Bylaws; Directors and Officers...   2
      1.5    Conversion of Shares..............................................   2
      1.6    Post-Closing Payments.............................................   3
      1.7    Closing of the Company's Transfer Books...........................   8
      1.8    Exchange of Certificates; Escrow Shares...........................   9
      1.9    Dissenting Shares.................................................  10
      1.10   Tax Consequences..................................................  10
      1.11   Accounting Treatment..............................................  10
      1.12   Further Action....................................................  11
Section 2  Representations and Warranties of the Company.......................  11
      2.1    Due Organization; No Subsidiaries; Etc............................  11
      2.2    Articles of Incorporation and Bylaws; Records.....................  11
      2.3    Capitalization, Etc...............................................  12
      2.4    Financial Statements..............................................  13
      2.5    Bank Accounts, etc................................................  13
      2.6    Absence of Changes................................................  13
      2.7    Title to Assets...................................................  15
      2.8    Equipment.........................................................  15
      2.9    Title to Real Property............................................  15
      2.10   Intellectual Property.............................................  16
      2.11   Contracts.........................................................  17
      2.12   Liabilities.......................................................  18
      2.13   Compliance with Legal Requirements................................  18
      2.14   Governmental Authorizations.......................................  18
      2.15   Tax Matters.......................................................  19
      2.16   Employee and Labor Matters; Benefit Plans.........................  19
      2.17   Environmental Matters.............................................  20
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                               Table Of Contents
                                   Continued

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      2.18   Insurance.........................................................  21
      2.19   Related Party Transactions........................................  21
      2.20   Legal Proceedings; Orders.........................................  22
      2.21   Authority; Binding Nature of Agreement............................  22
      2.22   Non-Contravention; Consents.......................................  22
      2.23   Full Disclosure...................................................  23
      2.24   Vote Required.....................................................  23
      2.25   No Brokers........................................................  23
Section 3  Representations and Warranties of Parent and Merger Sub.............  23
      3.1    Corporate Existence and Power.....................................  23
      3.2    Authority; Binding Nature of Agreement............................  24
      3.3    No Conflict; Consents.............................................  24
      3.4    SEC Filings; Financial Statements.................................  24
      3.5    Valid Issuance....................................................  25
      3.6    Merger Sub........................................................  25
      3.7    Pennsylvania Law..................................................  25
Section 4  Certain Covenants of the Company....................................  25
      4.1    Access and Investigation..........................................  25
      4.2    Operation of the Business of the Company..........................  25
      4.3    Notification; Updates to Disclosure Schedule......................  27
      4.4    No Negotiation....................................................  27
      4.5    Post-Closing Audited Financial Statements.........................  28
      4.6    Insurance.........................................................  28
      4.7    Repayment of Loan.................................................  28
Section 5  Additional Covenants of the Parties.................................  28
      5.1    Filings and Consents..............................................  28
      5.2    Company Shareholders' Meeting/Written Consent.....................  28
      5.3    Exercise of Options and Warrants..................................  29
      5.4    Public Announcements..............................................  29
      5.5    Reasonable Efforts................................................  29
      5.6    Termination of Agreements.........................................  30
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                                      iii
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                               Table Of Contents
                                   Continued

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      5.7    Employee and Related Matters......................................  30
      5.8    FIRPTA Matters....................................................  30
      5.9    Tax Matters.......................................................  30
Section 6  Conditions Precedent to Obligations of Parent and Merger Sub........  30
      6.1    Accuracy of Representations.......................................  30
      6.2    Performance of Covenants..........................................  31
      6.3    Shareholder Approval..............................................  31
      6.4    Consents..........................................................  31
      6.5    Employee Matters..................................................  31
      6.6    Agreements and Documents..........................................  31
      6.7    Stock Certificates................................................  32
      6.8    FIRPTA Compliance.................................................  33
      6.9    Listing...........................................................  33
      6.10   No Restraints.....................................................  33
      6.11   No Legal Proceedings..............................................  33
      6.12   Evidence of Exercise of Options and Warrants......................  33
Section 7  Conditions Precedent to Obligations of the Company..................  33
      7.1    Accuracy of Representations.......................................  33
      7.2    Performance of Covenants..........................................  34
      7.3    Agreements and Documents..........................................  34
      7.4    Listing...........................................................  34
      7.5    No Restraints.....................................................  34
Section 8  Termination.........................................................  34
      8.1    Termination Events................................................  34
      8.2    Termination Procedures............................................  35
      8.3    Effect of Termination.............................................  35
Section 9  Indemnification, Etc................................................  35
      9.1    Survival of Representations, Etc..................................  35
      9.2    Indemnification...................................................  36
      9.3    Setoff............................................................  38
      9.4    No Contribution...................................................  39
      9.5    Defense of Third Party Claims.....................................  39
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                               Table Of Contents
                                   Continued

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Section 10 Miscellaneous Provisions............................................  40
      10.1   Shareholders' Agent...............................................  40
      10.2   Further Assurances................................................  40
      10.3   Fees and Expenses.................................................  40
      10.4   Attorneys' Fees...................................................  40
      10.5   Notices...........................................................  40
      10.6   Time of the Essence...............................................  41
      10.7   Headings..........................................................  41
      10.8   Counterparts......................................................  41
      10.9   Governing Law.....................................................  41
      10.10  Successors and Assigns............................................  42
      10.11  Remedies Cumulative; Specific Performance.........................  42
      10.12  Waiver............................................................  42
      10.13  Amendments........................................................  42
      10.14  Severability......................................................  42
      10.15  Parties in Interest...............................................  42
      10.16  Entire Agreement..................................................  43
      10.17  Waiver of Jury Trial..............................................  43
      10.18  Construction......................................................  43

                              AGREEMENT AND PLAN
                         OF MERGER AND REORGANIZATION

     This Agreement and Plan of Merger and Reorganization ("Agreement") is made and entered into as of September 15, 1999, by and among Acuson Corporation, a Delaware corporation ("Parent"); Echo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and Ecton, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                   Recitals

     A. Parent, Merger Sub and the Company intend to effect a merger of the Company into Merger Sub in accordance with this Agreement, the Delaware General Corporation Law and the Pennsylvania Business Corporation Law (the "Merger"). Upon consummation of the Merger, the Company will cease to exist.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "purchase."

     C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

     D. Contemporaneously with the execution and delivery of this Agreement, certain holders of voting capital stock of the Company are executing and delivering to Parent a voting agreement (a "Voting Agreement") of even date herewith substantially in the form of Exhibit B.

     E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a registration rights agreement (a "Registration Rights Agreement") of even date herewith substantially in the form of Exhibit J.

                                   Agreement

     The parties to this Agreement agree as follows:

Section 1.  Description of Transaction

     1.1 Merger of the Company into Merger Sub. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Merger Sub, and the separate existence of the Company shall cease. Merger Sub will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law and the Pennsylvania Business Corporation Law.

     1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m. on a date to be designated by Parent and the Company as soon as practicable after the satisfaction (or, to the extent permitted, waiver) of the conditions set forth in Section 6 and Section 7. (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger conforming to the requirements of the Delaware General Corporation Law shall be filed with the Secretary of State of the State of Delaware and properly executed articles of merger conforming to the requirements of the Pennsylvania Business Corporation Law shall be filed in the Department of State of the Commonwealth of Pennsylvania. The Merger shall become effective at the latest to occur of the time such certificate of merger is filed with the Secretary of State of the State of Delaware and such articles of merger is filed in the Department of State of the Commonwealth of Pennsylvania (the "Effective Time").

     1.4 Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time:

               (a) the certificate of incorporation of the Surviving Corporation shall be amended and restated to reflect the transactions contemplated by this Agreement as of the Effective Time in a form acceptable to Parent and the Shareholders' Agent (as defined in Section 10.1), acting on behalf of and for the Merger Shareholders;

               (b) the bylaws of the Surviving Corporation shall be the bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

               (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Closing and Michael Cannon, who shall be both a director and officer of the Surviving Corporation.

     1.5  Conversion of Shares.

               (a) Subject to Sections 1.8(c) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company, each share of the common stock (par value $0.01 per share) of the Company (the "Company Common Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive the Applicable Fraction (as defined below) of a share of the common stock (par value $0.0001 per share) of Parent ("Parent Common Stock"). The "Applicable Fraction" shall be the fraction (A) having a numerator equal to $23,000,000 minus the Excess Accounting and Legal Expenses, if any, and
(B) having a denominator equal to the amount determined by multiplying (1) the Parent Average Stock Price by (2) the Fully Diluted Number of Company Shares.

               (b) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

               (c) A portion of the shares of Parent Common Stock issued in the Merger shall be delivered into escrow and held as specified in Section 1.8 hereof.

               (d) In the event Parent at any time or from time to time between the date of this Agreement and the Effective Time declares or pays any dividend on Parent Common Stock payable in Parent Common Stock or in any right to acquire Parent Common Stock or cash or makes any other distribution to holders of Parent Common Stock, or effects a subdivision of the outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock (by stock dividends, combinations, splits, recapitalizations and the like), or in the event the outstanding shares of Parent Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Parent Common Stock, then the Applicable Fraction shall be appropriately adjusted.

     1.6  Post-Closing Payments.

               (a) For purposes of this Section 1.6, the following terms have the meanings set forth below:

                         (i)   "Cause" has the meaning attributed to that term
as set forth in the Employment Agreement in the form of Exhibit F attached hereto;

                         (ii)  "Corporate Event" means (x) a merger,
     consolidation, reorganization, sale of securities or similar transaction in which the stockholders of Parent before such transaction own less than 50% of the voting stock of the surviving entity (and less than 50% of the voting stock of the acquiring entity) immediately after such transaction or
     (y) the sale or disposition of all or substantially all of Parent's assets;

                         (iii) "Distribution Date" means the date determined by Parent in its sole discretion within 90 days after the end of each Post-Closing Payment Year on which a Post-Closing Payment is scheduled to be made;

                         (iv) "Good Reason" has the meaning attributed to that term as set forth in the Employment Agreement in the form of Exhibit F attached hereto;

                         (v) "Gross Profit" means, with respect to each Post-Closing Payment Year, the revenues of Parent (on a consolidated basis) that are attributable to the sale or license of the Products during such Post-Closing Payment Year (net of discounts and returns reserves), less the cost of goods sold and associated period costs applicable to the sale or license of such products during such Post-Closing Payment Year, including reserves for warranty, and all other costs associated with manufacturing, warehousing, installing and shipping the Products (and similar or related activities), but not including general and administrative expenses and sales, marketing or product development expenses (it being understood that all components of "Gross Profit" shall be determined in accordance with U.S. generally accepted accounting principles as reasonably applied by Parent);

                    (vi) the "Percentage Interest" of a particular Merger Shareholder means the number of shares of Company Common Stock owned by the particular Merger Shareholder immediately prior to the Effective Time, divided by the Fully Diluted Number of Company Shares;

                    (vii) "Post-Closing Parent Average Stock Price" means the average of the closing sale prices of a share of Parent Common Stock as reported on the New York Stock Exchange for each of the 10 consecutive trading days ending on the trading day immediately preceding the fifth day prior to the applicable Distribution Date;

                    (viii) "Post-Closing Payment" means any payment a Merger Shareholder may be entitled to receive from Parent pursuant to the terms and conditions set forth in this Section 1.6;

                    (ix) "Post-Closing Payment Year" means each of the four fiscal years ending December 31, 2000, December 31, 2001, December 31, 2002 and December 31, 2003; and

                    (x) "Products" means all products, product upgrades and associated peripherals developed by the Company before the Closing Date and by the Surviving Corporation after the Closing Date, and all service(s) delivered by the Company or the Surviving Corporation for such products and product upgrades.

          (b) Subject to any right of setoff that Parent may be entitled to exercise (pursuant to Section 9.3 or otherwise), and subject to the other provisions of this Section 1.6:

                    (i) for the purposes of this Section 1.6, the "Threshold Gross Profit," the "Pay-Out Rate," the "Maximum Pay-Out Amount" and the "Gross Profit at Maximum Pay-Out" used to determine the Post-Closing Payment for each Post-Closing Payment Year shall be based on the figures set forth in Schedule
1.6 (b)(i);

                    (ii) for each Post-Closing Payment Year, Parent shall pay to each Merger Shareholder such Merger Shareholder's Percentage Interest of the amount, if greater than zero, determined by multiplying (A) the amount, if any, by which the Gross Profit for such Post-Closing Payment Year exceeds the Threshold Gross Profit for such Post-Closing Year as set forth in Section 1.6(b)(i) by (B) the Pay-Out Rate for such Post-Closing Payment Year as set forth in Section 1.6(b)(i) (it being understood that (A) no Post-Closing Payment shall be earned in any Post-Closing Payment Year unless the Gross Profit for such Post-Closing Payment Year exceeds such Post-Closing Year's Threshold Gross Profit as set forth in Section 1.6(b)(i), and (B) the Post-Closing Payment for any particular Post-Closing Payment Year shall never exceed the Maximum Pay-Out Amount (as adjusted in the manner set forth below) for such Post-Closing Payment Year);

               (iii) in the event that the Gross Profit earned in any Post-Closing Payment Year ended December 31, 2000, December 31, 2001 or December 31, 2002 is in excess of the Gross Profit at Maximum Pay-Out Amount set forth in
Section 1.6(b)(i) for such Post-Closing payment Year, such excess Gross Profit shall be carried forward to the following Post-Closing Payment Year and applied to increase the Gross Profit for that following Post-Closing Payment Year;

               (iv) if in the Post-Closing Payment Year ended December 31, 2000 the Threshold Gross Profit is attained but the Maximum Pay-Out Amount for such Post-Closing Payment Year is not achieved, then 20% of the difference between the Maximum Pay-Out Amount for that Post-Closing Payment Year and the actual Post-Closing Payment for such Post-Closing Payment Year shall be carried forward to the following Post-Closing Payment Year ended December 31, 2001 (such difference being referred to as the "Year 2000 Carry Forward Amount"). The Maximum Pay-Out Amount for the following Post-Closing Payment Year ended December 31, 2001 (the "Year 2001 New Maximum Pay Out") shall be equal to the Maximum Pay-Out Amount as set forth in Section 1.6(b)(i) for the Post-Closing Payment Year ended December 31, 2001 plus any Year 2000 Carry Forward Amount, and the Pay-Out Rate for the Post-Closing Year ended December 31, 2001 shall be determined by the following formula:

               A / (B-C)

          Where "A" is equal to the Year 2001 New Maximum Pay-Out; "B" is the Gross Profit at Maximum Pay-Out for the Post-Closing Payment Year ended December 31, 2001 as set forth in Section 1.6(b)(i) and "C" is the Threshold Gross Profit for the Post-Closing Payment Year ended December 31, 2001 as set forth in Section 1.6(b)(i);

               (v) if in either of the Post-Closing Payment Years ended December 31, 2001 or December 31, 2002 (but not December 31, 2000 or December 31, 2003), the Threshold Gross Profit is attained but the Maximum Pay-Out Amount for such Post-Closing Payment Year is not achieved, then 50% of the difference between the Maximum Pay-Out Amount (including, with respect to the Post-Closing Payment Year ended December 31, 2001 only, any amount carried forward pursuant to the terms of Section 1.6(b)(iv)) for that Post-Closing Payment Year and the actual Post-Closing Payment for such Post-Closing Payment Year shall be carried forward to the following Post-Closing Payment Year (such difference being referred to as the "Carry Forward Amount"). The Maximum Pay-Out Amount for such following Post-Closing Payment Year (the "New Maximum Pay-Out") shall be equal to the sum of the existing Maximum Pay-Out Amount as set forth in Section 1.6(b)(i) for such following Post-Closing Payment Year plus any Carry Forward Amount, and the Pay-Out Rate for such following Post-Closing Payment Year shall be determined by the following formula:

               A / (B-C)

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

          Where "A" is equal to the New Maximum Pay-Out for that Post-Closing Payment Year; "B" is the Gross Profit at Maximum Pay-Out for that Post-Closing Payment Year as set forth in Section 1.6(b)(i) and "C" is the Threshold Gross Profit for that Post-Closing Payment Year as set forth in Section 1.6(b)(i).

                  (vi) Any Post-Closing Payment required to be made pursuant to this Section 1.6 shall be made on the Distribution Date; provided, however, that if the Shareholders' Agent delivers an Objection Notice in accordance with Section 1.6(f), then the Post-Closing Payment with respect to which an Objection Notice is so delivered shall not be made until the dispute identified in such Objection Notice is resolved.

          (c) Within 75 days after the last day of each Post-Closing Payment Year, Parent or the Surviving Corporation shall: (i) prepare or cause to be prepared a statement setting forth in detail the Gross Profit of each Product and its method of calculation (including the dollar amount of costs of goods sold applicable to each Product), the total Gross Profit with respect to the Post-Closing Payment Year covered by such statement and any Post-Closing Payment for the particular Post-Closing Payment Year covered by such statement (the "Post-Closing Payment Statement"); and (ii) deliver or cause to be delivered such Post-Closing Payment Statement to the Shareholders' Agent for and on behalf of the Merger Shareholders.

          (d) Parent shall determine, in its sole discretion, whether a particular Post-Closing Payment shall be payable in cash or in Parent Common Stock (or in a combination thereof). For any Post-Closing Payment (or portion thereof) that Parent elects to pay in Parent Common Stock, the number of shares of Parent Common Stock distributed on the Distribution Date with respect to such Post-Closing Payment (or portion thereof) shall be determined by dividing the Post-Closing Payment (or portion thereof) payable in Parent Common Stock by the Post-Closing Parent Average Stock Price. Notwithstanding the above, Post-Closing Payments shall not be payable in cash if such cash payment would cause the aggregate non-Parent Common Stock portion of the Merger consideration ("boot") to equal or exceed fifty percent (50%) of the aggregate consideration paid in the Merger.

          (e)  Notwithstanding anything to the contrary contained in this
Section 1.6 or elsewhere in this Agreement:

                  (i) Parent shall not be required to pay/distribute cash and/or Parent Common Stock pursuant to this Section 1.6 having a value measured on each Distribution Date aggregating more than $17,000,000, and Parent's obligations to make payments/distributions pursuant to this Section 1.6 shall terminate at such time the aggregate value measured on each Distribution Date of all payments/distributions made by Parent pursuant to this Section 1.6 equals $17,000,000;

                  (ii) no payment or distribution of any Post-Closing Payment shall be made to any Key Employee for the fiscal year ended December 31, 2003 unless such Key Employee continues to be employed by the Surviving Corporation until the last day of such Post-Closing Payment Year; provided, however, that notwithstanding the foregoing:

               (a) if the employment of such Key Employee shall have been terminated as a result of the death or disability of such Key Employee or by Parent or the Surviving Corporation without Cause or by such Key Employee for Good Reason, then such payment or distribution of the Post-Closing Payment shall be made to such Key Employee (or in the event of death, to the estate, heirs or successors of such Key Employee) notwithstanding the termination of such Key Employee's employment; and

               (b) a Key Employee who acquired shares of Company Common Stock in certain specified financing rounds of the Company made prior to the Effective Time (the "Specified Financing Rounds") other than the founders round of financing, shall be entitled to that portion of the Post-Closing Payment otherwise due for the fiscal year ended December 31, 2003 equal to the product of (1) the portion of such Post-Closing Payment such Key Employee would have been entitled to receive had such Key Employee remained employed by the Surviving Corporation until the last day of such Post-Closing Payment Year, multiplied by (2) a fraction (x) whose numerator is the number of shares of Company Common Stock acquired by such Key Employee in the Specified Financing Rounds (or upon the exercise of warrants acquired by such Key Employee in the specified Financing Rounds) and owned by such Key Employee immediately prior to the Effective Time, and (y) whose denominator is the total number of shares of Company Common Stock owned by such Key Employee immediately prior to the Effective Time; and

               (iii) subject to Section 1.6(e)(i) and Section 1.6(e)(ii), (A) in the event of a Corporate Event which is not approved by at least a majority of the board of directors of Parent, each Merger Shareholder shall be entitled to receive promptly following the closing of such Corporate Event such Merger Shareholder's Percentage Interest of consideration having a value equal to the sum of the Maximum Pay-Out Amounts for each Post-Closing Payment Year that remains following such Corporate Event (including, for greater certainty, the Post-Closing Payment Year in which the Corporate Event takes place, provided the Merger Shareholders have not already received a Post-Closing Payment for that Post-Closing Payment Year as of the closing date of the Corporate Event); and
(B) in the event of a Corporate Event which is approved by at least a majority of the board of directors of Parent, each Merger Shareholder shall be entitled to receive on the date determined in accordance with Section 1.6(b)(vi) with respect to each remaining Post-Closing Payment Year following such Corporate Event (including, for greater certainty, the Post-Closing Payment Year in which the Corporate Event takes place, provided the Merger Shareholders have not already received a Post-Closing Payment for that Post-Closing Payment Year as of the closing date of the Corporate Event), such Merger Shareholder's Percentage Interest of consideration having a value equal to the greater of (x) the Post-Closing Payment that would otherwise be due for that Post-Closing Payment Year calculated in accordance with this Section 1.6 or (y) 33-1/3% of the Maximum Pay-Out Amount for that Post-Closing Year as set forth in Section 1.6(b)(i) and if applicable, as modified by Sections 1.6(b)(iv) and/or 1.6(b)(v).

          (f) In the event that the Shareholders' Agent objects to Parent's calculation of the Gross Profit or Post-Closing Payment for any particular Post-Closing Payment Year, then, within 30 days after the delivery to the Shareholders' Agent of the Post-Closing Payment Statement for such Post-Closing Payment Year, the Shareholders' Agent shall deliver to Parent a written notice describing in reasonable detail the Shareholders' Agent's objections to Parent's calculation of the Gross Profit and/or Post-Closing Payment (an "Objection Notice"), accompanied by a statement setting forth the dollar amount determined by the Shareholders' Agent to represent the Gross Profit and/or Post-Closing Payment or a request for additional information from Parent or the Surviving Corporation that the Shareholders' Agent may require in order to determine the Gross Profit and/or Post-Closing Payment. If the Shareholders' Agent shall not deliver an Objection Notice to Parent within the 30-day period referred to in the preceding sentence, then Parent's calculation of the Gross Profit and the Post-Closing Payment, if any, shall be binding and conclusive on Parent, the Merger Shareholders, the Shareholders' Agent and the Surviving Corporation. If the Shareholders' Agent delivers an Objection Notice to Parent within the 30-day period referred to in the first sentence of this Section 1.6(f), and if the Shareholders' Agent and Parent are unable to agree upon the calculation of the Gross Profit and/or Post-Closing Payment, if any, within 30 days after an Objection Notice is delivered to Parent, the dispute shall be finally settled by a "Big Five" or similar independent accounting firm selected by Shareholders' Agent (and reasonably acceptable to Parent). The determination by the independent accounting firm of the Gross Profit and the Post-Closing Payment, if any (the "Determined Post-Closing Payment") shall be conclusive and binding on Parent, the Merger Shareholders, the Shareholders' Agent and the Surviving Corporation. Parent and the Merger Shareholders shall each bear and pay 50% of the fees and other expenses of such independent accounting firm (the "Fees"). Upon the sole discretion of Parent, the amount of Fees payable by the Merger Shareholders pursuant to this Section 1.6(f) may be deducted from the Determined Post-Closing Payment in full satisfaction of the Merger Shareholders' liability for such Fees as set forth in this Section 1.6(f).

          (g) No rights or interest of any Merger Shareholder under Section 1.6 may be assigned, transferred or otherwise disposed of, in whole or in part.

          (h) Parent and affiliates shall maintain separate records of account (the "Records of Account") upon which all transactions involving the Products will be entered. The Shareholders' Agent shall at all reasonable times during normal business hours have access to and the right to inspect and audit such Records of Account; provided that the Shareholders' Agent agrees that he shall hold all information contained in the Records of Account in strict confidence and shall use such information only for purposes of making calculations under this Section 1.6. Parent intends to develop, market and sell the Products, subject to changes in market conditions and the business environment generally.

    1.7 Closing of the Company's Transfer Books. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the

Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

     1.8  Exchange of Certificates; Escrow Shares.

             (a) At the Closing, each Company shareholder that does not perfect its dissenters' rights and is otherwise entitled to receive shares of Parent Common Stock pursuant to Section 1.5 (a "Merger Shareholder") shall surrender to Parent all certificates representing shares of Company Common Stock (properly endorsed for transfer). At or as soon as practicable after the Effective Time, Parent shall (i) deliver to each Shareholder a certificate representing 90% of the number of whole shares of Parent Common Stock that such Merger Shareholder has the right to receive pursuant to the provisions of Section 1.5 and (ii) deliver to the escrow agent under the Escrow Agreement in the form of Exhibit C hereto (the "Escrow Agreement"), on behalf and in the name of each Merger Shareholder, a certificate representing 10% of the number of whole shares of Parent Common Stock that such Merger Shareholder has the right to receive pursuant to the provisions of Section 1.5 (the "Escrow Shares"). If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

             (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this
Section 1.8 (at which time such holder shall be entitled receive all such dividends and distributions and such cash payment).

             (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Parent Average Stock Price.

             (d) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law, including without limiting the generality of the foregoing, any imputed interest. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

             (e) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, shares ("Dissent Shares") of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands payment of the fair value of such Dissent Shares pursuant to, and who complies in all respects with, Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law ("Subchapter D") shall not be converted into or be exchangeable for the right to receive Parent Common Stock in accordance with Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.8(c)), but rather the holders of Dissent Shares shall be entitled to payment of the fair value of such Dissent Shares in accordance with Subchapter D; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment of fair value under Subchapter D, then the right of such holder to be paid the fair value of such holder's Dissent Shares shall cease and such Dissent Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive Parent Common Stock in accordance with Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.8(c)). The Company shall serve prompt notice to Parent and Merger Sub of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent and Merger Sub shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands or agree to do any of the foregoing.

     1.10 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the foregoing, any Tax or fee that may become or is payable by the Merger Shareholders in connection with the transactions contemplated by this Agreement shall be borne solely and fully by the Merger Shareholders.

     1.11 Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a "purchase."

     1.12 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

Section 2. Representations and Warranties of the Company

            The Company represents and warrants, to and for the benefit of the Indemnitees, as follows:

     2.1  Due Organization; No Subsidiaries; Etc.

             (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and is currently proposed to be conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used and (iii) to perform its obligations under all Company Contracts.

             (b) The Company is not and has never been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction.

             (c) Part 2.1(c) of the Disclosure Schedule accurately sets forth
(i) the names of the members of the Company's board of directors and (ii) the names and titles of the Company's officers.

             (d) The Company does not own any interest in any Entity, and the Company has never owned, beneficially or otherwise, any shares of other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity.

     2.2 Articles of Incorporation and Bylaws; Records. The Company has delivered to Parent accurate and complete copies of: (a) the Company's articles of incorporation and bylaws, including all amendments thereto; (b) the stock records of the Company and (c) except as set forth in Part 2.2 of the Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects.

     2.3  Capitalization, Etc.

             (a) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock, of which 2,209,968 shares are issued and outstanding.

             (b) As of the date of this Agreement: (i) 236,949 shares of Company Common Stock are subject to issuance pursuant to outstanding options to purchase shares of Company Common Stock (the "Company Options"); and (ii) 254,006 shares of Company Common Stock have been reserved for issuance pursuant to outstanding warrants to purchase shares of Company Common Stock. Part 2.3(b) of the Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the particular plan (if any) pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedules (which applicable vesting schedule may be provided by means of a general description of the vesting schedules applicable to outstanding Company Options), and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Option expires. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has ever granted stock options and the forms of all stock option agreements evidencing such options. The Company has delivered to Parent accurate and complete copies of all warrants to purchase shares of Company Common Stock.

             (c) All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws and other applicable Legal Requirements, and were not issued in violation of any preemptive rights or other rights to subscribe for or purchase securities of the Company. Except as set forth in Part 2.3(c) of the Disclosure Schedule, there are no preemptive rights applicable to any shares of capital stock of the Company. All outstanding Company Options and all outstanding warrants to purchase shares of Company Common Stock have been issued and granted in compliance with (A) all applicable federal and state securities laws and other applicable Legal Requirements, and (B) all material requirements set forth in applicable Contracts.

             (d) Except as set forth in Part 2.3(d) of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities or (iv) to the best of the knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

               (e) Except as set forth in Part 2.3(e) of the Disclosure Schedule, the Company has not repurchased, redeemed or otherwise reacquired any of its shares of capital stock or other securities, including but without limiting the generality of the foregoing, the repurchase of any vested or unvested Company Common Stock pursuant to the terms of the Founders Shareholders Agreement. All securities so reacquired by the Company were reacquired in compliance with (i) all applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts.

     2.4  Financial Statements.

               (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"): (i) the audited balance sheets of the Company as of December 31, 1998 and December 31, 1997, and the related audited income statements, statements of shareholders' equity and statements of cash flows of the Company for the years ended December 31, 1998, December 31, 1997 and December 31, 1996, together with the notes thereto and the unqualified report and opinion of Arthur Andersen LLP relating thereto and (ii) the unaudited interim balance sheet of the Company as of June 30, 1999 and the related unaudited interim income statement for the Company for the six months ended June 30, 1999.

               (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company and the results of operations as of the respective dates thereof and for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered.

               (c) The systems of internal accounting controls maintained by the Company are sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     2.5 Bank Accounts, etc. Part 2.5 of the Disclosure Schedule is a complete and correct list (including addresses and account numbers) of each bank, trust company or similar institution in which the Company has an account or safety deposit box and the names of all Persons, including any individual or firm holding a power of attorney, authorized to draw thereon or to have access thereto.

     2.6 Absence of Changes. Except as set forth in Part 2.6 of the Disclosure Schedule, between June 30, 1999 and the date of this Agreement:

               (a) there has not been any material adverse change in the business, condition, operations or financial performance of the Company, and, to the best of the knowledge of the Company, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

               (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets of the Company;

               (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, nor has the Company repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities;

               (d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or any other security or (iii) any instrument convertible into or exchangeable for any capital stock or other security of the Company;

               (e) there has been no amendment to the articles of incorporation or bylaws of the Company, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

               (f) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

               (g) the Company has not made any capital expenditure that, when added to all other capital expenditures made on behalf of the Company since June 30, 1999, exceeds $100,000;

               (h) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract) or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

               (i) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person or (iii) waived or relinquished any right, except in each case for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and on a consistent basis;

               (j) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

               (k) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and on a consistent basis;

               (l) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business) or (ii) incurred or guaranteed any indebtedness for borrowed money;

               (m) the Company has not changed any of its methods of accounting or accounting practices in any material respect;

               (n)  the Company has not made any Tax election;

               (o)  the Company has not commenced or settled any Legal
Proceeding;

               (p) the Company has not entered into any transaction or taken any other action outside the ordinary course of business; and

               (q) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(p)" above.

     2.7  Title to Assets.

               (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it. Except as set forth in Part 2.7(a) of the Disclosure Schedule, all of the assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable and (y) minor liens that have arisen in the ordinary course of business and that do not (in any individual case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

               (b) Part 2.7(b) of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

     2.8 Equipment. All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company in the manner in which such business is currently being conducted.

     2.9 Title to Real Property. The Company does not own any real property or interests in real property other than leasehold interests in real property.
Part 2.9 of the Disclosure Schedule sets forth a complete list of all real property and interest in real property leased by the Company ("Leased Real Property"). The Company has good and valid title to the leasehold interests in all Leased Real Property, in each case free and clear of all Encumbrances, except (i) such as are set forth in Part 2.9 of the Disclosure Schedule, (ii) leases, subleases and similar agreements set forth in Part 2.9 of the Disclosure Schedule, (iii) easements, covenants, rights-of-way and other similar restrictions of record set forth in Part 2.9 of the Disclosure Schedule that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company (iv) any conditions that may be shown by a current, accurate survey or physical inspection of any Leased Real Property made prior to Closing other than conditions, if any, that do not, individually or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company and (v) minor liens that have arisen in the ordinary course of business and have been or will be paid promptly and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

     2.10  Intellectual Property.

           (a) Part 2.10(a)(i) of the Disclosure Schedule sets forth each trademark, trade name, service mark, service name, patent, patent application and material copyright owned by the Company. Part 2.10(a)(ii) of the Disclosure
Schedule identifies and provides a brief description of each trademark, trade name, service mark, service name, patent, patent application and copyright licensed to the Company by any Person (except for any trademark, trade name, service mark, service name, patent, patent application and copyright that is licensed to the Company under any third party software license generally available to the public at a cost of less than US$10,000), and identifies the license agreement under which such trademark, trade name, service mark, service name, patent, patent application and copyright is being licensed to the Company. Except as set forth in Part 2.10(a)(iii) of the Disclosure Schedule, the Company has good and valid title to all of the Company Proprietary Assets identified in Parts 2.10(a)(i) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.10(a)(ii) of the Disclosure Schedule. Except as set forth in Part 2.10(a)(iv) of the Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

           (b) The Company has taken all measures and precautions reasonably necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.10(b)(i) of the Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.11 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset. Except as set forth in Part 2.10(b)(ii) of the Disclosure Schedule, all current and former employees, consultants, investigators, advisors and independent contractors that are or were involved in the creation, invention, research or development of the Company Proprietary Assets have executed and delivered to the Company an agreement that is substantially identical to the form of the Invention and Secrecy Agreement previously delivered to Parent.

           (c) None of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. The Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual or alleged infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person.

           (d)  Except as set forth in Part 2.10(d) of the Disclosure Schedule,
(i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

           (e) Except as set forth in Part 2.10(e) of the Disclosure Schedule, the computer systems and other applicable Company Proprietary Assets are Year 2000 Compliant.

           (f) Except with respect to demonstration or trial copies, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by the Company to any Person contains any "back door", "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

           (g) To the best of the knowledge of the Company, no Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any Person infringes or conflicts with, any Company Proprietary Asset.

     2.11  Contracts.

           (a)  Part 2.11(a) of the Disclosure Schedule identifies:

                    (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

                    (ii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person or (B) to transact business or deal in any other manner with any other Person;

                    (iii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                    (iv) each Company Contract relating to the license of any patent, copyright, trade secret or other Proprietary Asset to or from the Company;

                    (v) each Company Contract relating to the grant of rights to manufacture, produce, assemble, license, market or sell the Company's products to any other Person or otherwise affecting the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products; and

                    (vi)   each other Company Contract.

           (b) The Company has delivered to Parent accurate and complete copies of all written Contracts identified in Part 2.11 of the Disclosure Schedule, including all amendments thereto. Part 2.11 of the Disclosure Schedule provides an accurate description of the terms of each Contract that is not in written form. Each Contract identified in Part 2.11 of the Disclosure Schedule is valid and in full force and effect, and, to the best of the knowledge of the Company, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and
(ii) rules of law governing specific performance, injunctive relief, and other equitable principles and remedies (whether considered in a proceeding in equity or at law).

           (c)  Except as set forth in Part 2.11 of the Disclosure Schedule:

                    (i) the Company has not violated or breached, or committed any default under, any Company Contract, and, to the best of the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract;

                    (ii) to the best of the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract or (D) give any Person the right to cancel, terminate or modify any Company Contract;

                    (iii) the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract; and

                    (iv) the Company has not waived any of its material rights under any Contract.

     2.12 Liabilities. The Company does not have any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for:
(a) liabilities identified in the liabilities column of the December 31, 1998 balance sheet of the Company; (b) liabilities incurred by the Company since December 31, 1998 in the ordinary course of business consistent with past practice; (c) liabilities under the Company Contracts identified in Part 2.11 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contract and (d) the liabilities identified in Part 2.12 of the Disclosure Schedule.

     2.13 Compliance with Legal Requirements. The Company is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not (and will not reasonably be expected to) have a Material Adverse Effect on the Company. Except as set forth in Part 2.13 of the Disclosure Schedule, the Company has never received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     2.14 Governmental Authorizations. Part 2.14 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.14 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.14 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in
Part 2.14 of the Disclosure Schedule. The Company has never received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.15 Tax Matters. The Company has filed all federal, state, local and foreign Tax Returns that are required to be filed or has requested extension thereof and has paid all Taxes, including sales and withholding taxes, penalties and interest, assessments, fees and other charges to the extent that the same have become due and payable. No tax assessment or deficiency has been made or proposed against the Company nor has the Company received any notice of any proposed tax audit, assessment or deficiency. No claim or Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar agreement. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

     2.16  Employee and Labor Matters; Benefit Plans.

           (a) Part 2.16(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Employee").

           (b) Except as set forth in Part 2.16(a) of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and, to the best of the knowledge of the Company, the Company has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan for the benefit of Employees or former Employees (a "Pension Plan").

           (c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans for the benefit of Employees or former Employees that are described in Part 2.16(c) of the Disclosure Schedule (the "Welfare Plans").

           (d)  With respect to each Plan, the Company has delivered to Parent:
(i) an accurate and complete copy of such Plan (including all amendments thereto) and (ii) an accurate and complete copy of all reports, summary plan descriptions, material employee communications, trust or other funding agreements, financial statements and Contract relating to or with respect to such Plan.

           (e) Except as set forth in Part 2.16(e) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law and (ii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

           (f) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements.

           (g) Except as set forth in Part 2.16(g) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

           (h) Part 2.16(h) of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the employees of the Company are "at will" employees.

           (i) Except as set forth in Part 2.16(i) of the Disclosure Schedule, the Company has good labor relations, and the Company does not have any reason to believe that the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of the Company and has no knowledge that any of the employees of the Company intends to terminate his or her employment with the Company.

     2.17 Environmental Matters. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by the Company with any Environmental Law in the future. To the best of the knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.17 of the Disclosure Schedule. To the best of the knowledge of the Company, there has been no release or discharge of any Materials of Environmental Concern that would or would reasonably be expected to give rise to an obligation by the Company to effect any environmental cleanup or remediation.

     2.18 Insurance. Part 2.18 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company, identifies any material claims made thereunder, and includes a summary of the amounts and types of coverage and the deductibles under each such insurance policy. Each of the insurance policies identified in Part 2.18 of the Disclosure Schedule is in full force and effect. The Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

     2.19  Related Party Transactions.

           (a)  Except as set forth in Part 2.19(a) of the Disclosure Schedule:
(a) no Related Party has, and no Related Party has at any time had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time been, indebted to the Company; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights to receive compensation for services performed as an employee of the Company). (For purposes of this Section 2.19 each of the following shall be deemed to be a "Related Party": (i) each of the shareholders of the Company; (ii) each individual who is, or who has at any time been, an officer of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

           (b) Part 2.19(b) of the Disclosure Schedule sets forth an accurate description of any transfer of capital stock of the Company that has ever occurred between or among any existing or former shareholders of the Company.

     2.20  Legal Proceedings; Orders.

           (a) Except as set forth in Part 2.20(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and, to the best of the knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company, except as set forth in Part 2.20 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

           (b) Except as set forth in Part 2.20(b) of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

           (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the knowledge of the Company, none of the shareholders of the Company is subject to any order, writ, injunction, judgment or decree that relates to the business of the Company or to any of the assets owned or used by the Company.

     2.21 Authority; Binding Nature of Agreement. This Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding obligation of, the Company, enforceable against the Company in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and general principles of equity (whether considered in a proceeding in equity or at law).

     2.22 Non-Contravention; Consents. Except as set forth in Part 2.22 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

           (a) contravene, conflict with or result in a violation of (i) any of the provisions of the articles of incorporation or bylaws of the Company or (ii) any resolution adopted by the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company;

           (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

           (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of the Company or to any of the assets owned or used by the Company;

           (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract or (iii) cancel, terminate or modify any such Company Contract;

           (e) result in the disclosure or delivery to any Person of the source code, or any portion or aspect of the source code, of any Company Proprietary Asset; or

           (f) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

Except as set forth in Part 2.22 of the Disclosure Schedule, the Company is not and will not be, required to make any filing with, or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.23 Full Disclosure. This Agreement (including the Disclosure Schedule) does not, and the Company Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained herein (in the light of the circumstances under which such representations, warranties and information were made or provided) not false or misleading.

     2.24 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

     2.25 No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company.

Section 3.  Representations and Warranties of Parent and Merger Sub

           Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

     3.1 Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power required to conduct its business as now conducted and is currently proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on Parent's business, financial condition or results of operations.

     3.2 Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to enter into and to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and (b) rules of law governing specific performance, injunctive relief and general principles of equity (whether considered in a proceeding in equity or at law).

     3.3 No Conflict; Consents. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent and Merger Sub are not prohibited by, and will not violate or conflict with, any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, or of any Legal Requirement and will not violate, conflict with, constitute a breach of any provision of any Contract or potentially result in the acceleration of any material payments or material obligations other than pursuant to the credit agreement dated as of April 9, 1999 by and among Parent, the financial institutions party thereto and named as "Lenders" therein, and ABN AMRO Bank N.V., as agent for the Lenders, which violation or conflict will be removed by a consent from ABN-AMRO Bank N.V. prior to Closing, or the termination of any Contract, to which Parent or any of its affiliates (taken as a whole) is a party, except where any of the foregoing would not have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operation or properties of Parent or its affiliates. No Consent of any Governmental Body or Person is necessary on the part of Parent or Merger Sub for the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement.

     3.4   SEC Filings; Financial Statements.   Parent has filed with the
Securities and Exchange Commission (the "SEC") and has heretofore made available to the Company true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its subsidiaries since September 1, 1998 under the Exchange Act (collectively, the "Parent SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents, including, without limitation, any financial statements or schedules included therein, complied in all material respects with the applicable requirements of the Securities Act as the Exchange Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets (including the related notes) included in the Parent SEC Documents fairly presented in all material respects the financial position of Parent and its consolidated subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly presented in all material respects the results of operations and cash flows of Parent and its consolidated subsidiaries for the respective periods or as of the respective dates set forth therein. Each of the consolidated balance sheets and statements of operations and cash flows (including the related notes) included in the Parent SEC Documents has been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as otherwise noted therein and subject, in the case of unaudited interim financial statements, to normal year-end adjustments.

     3.5 Valid Issuance. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable and free and clear of all liens or encumbrances.

     3.6 Merger Sub. Merger Sub has been formed solely for the purpose of executing and delivering this Agreement and consummating the transactions contemplated hereby. Merger Sub has not engaged in any business or activity other than activities related to its corporate organization and the execution and delivery of this Agreement.

     3.7 Pennsylvania Law. Parent and Merger Sub were not immediately prior to the execution of this Agreement, an "interested shareholder" within the meaning of Sections 2538 and 2555 of the Pennsylvania Business Corporation Law.

Section 4.  Certain Covenants of the Company

     4.1 Access and Investigation. During the period from the date of this Agreement through the Closing Date (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, tax returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, tax returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

     4.2 Operation of the Business of the Company. Without the prior written consent of Parent, during the Pre-Closing Period:

               (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

               (b) the Company shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

     (c) the Company shall keep in full force all insurance policies identified in Part 2.18 of the Disclosure Schedule;

     (d) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and the Company shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

     (e) except for the issuance of shares of Company Common Stock upon the valid exercise of any Company Options or warrants to purchase shares of Company Common Stock outstanding as of the date of this Agreement, the Company shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

     (f) the Company shall not amend or permit the adoption of any amendment to the articles of incorporation or bylaws of the Company, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

     (g) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

     (h) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $100,000 in aggregate;

     (i) the Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

     (j) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business) or (ii) incur or guarantee any indebtedness for borrowed money;

     (k) the Company shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) other than in the ordinary course of business consistent with past practice, pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees or (iii) hire any new employee;

     (l) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

          (m)  the Company shall not make any tax election;

          (n)  the Company shall not commence or settle any Legal Proceeding;
and

          (o) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(n)" above.

  4.3  Notification; Updates to Disclosure Schedule.

          (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. Except as expressly set forth in this Agreement, no such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

  4.4 No Negotiation. From and after the date hereof until the earlier of the Closing Date or the termination date of this Agreement, the Company shall not, directly or indirectly:

          (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

          (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

          (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of its affiliates during the Pre-Closing Period.

     4.5 Post-Closing Audited Financial Statements. Not later than (60) days after the Closing Date, the Company shall cause financial statements of the Company as of the Closing Date to be prepared and delivered to Parent, which financial statements shall be prepared in accordance with generally accepted accounting principles in a manner consistent with that of the financial statements comprising part of the Company Financial Statements previously delivered to Parent, and which shall be audited by the Company's auditors.

     4.6 Insurance. Until the Closing Date, the Company shall maintain in full force and effect all policies of insurance now in effect (or renewals thereof) and under which it or its properties are insured. The Company shall at the request and expense of Parent place such additional insurance as may be reasonably requested by Parent and give all notices and present all claims under all polices of insurance in due and timely fashion.

     4.7 Repayment of Loan. Prior to the Closing Date, the Company shall at the request of Parent cause to be paid in full any loans or other advances made by Ben Franklin Technology Center of Southeastern Pennsylvania ("Ben Franklin") to the Company and shall take such further actions as shall be reasonably necessary or advisable to ensure that all obligations of the Company to Ben Franklin are performed in full and any encumbrances held by Ben Franklin with respect to any assets of the Company are fully discharged.

Section 5.  Additional Covenants of the Parties

     5.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings, if any, and give all notices, if any, required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement and (b) shall use all commercially reasonable efforts to obtain all Consents, if any, required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

     5.2  Company Shareholders' Meeting/Written Consent.

            (a) Subject to Section 5.2(b), as promptly as practicable after the execution of this Agreement, the Company and Parent shall jointly prepare an Information Statement relating to the approval of the Merger by the Company's shareholders and the exercise of dissenters' rights in connection therewith (the "Information Statement"). The Company shall provide and include in the Information Statement such information relating to the Company and its shareholders as may be required pursuant to Rule 502 under the Securities Act. The Company shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the Pennsylvania Business Corporation Law, call and hold a special meeting of its shareholders or solicit the written consent of its shareholders as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the Merger and this Agreement (the "Company Shareholders' Meeting"). The Company shall cause a copy of the Information Statement to be delivered to each shareholder of the Company who is entitled to vote at the Company Shareholders' Meeting or act by written consent. As promptly as practicable after the delivery of copies of the Information Statement to all shareholders entitled to vote at the Company Shareholders' Meeting or act by written consent, the Company shall use its best efforts (i) to solicit from each of such shareholders a proxy or written consent in favor of the approval of the Merger and this Agreement, (ii) to cause each of such shareholders who is not an "accredited investor" (as defined in Rule 501 under the Securities Act) to identify in writing a person reasonably acceptable to Parent as his or her "purchaser representative" (as defined in Rule 501 under the Securities Act) in connection with evaluating the merits and risks of investing in Parent Common Stock and (iii) to cause each of such shareholders to execute and deliver to Parent a Shareholder Representation Letter in the form of Exhibit D hereto.

          (b) In lieu of calling and holding the Company Shareholders' Meeting, the Company may solicit the approval of the shareholders of the Merger and the other transactions contemplated by this Agreement by written consent.

     5.3 Exercise of Options and Warrants. At or prior to the Closing, the Company shall cause each Company Option that is then outstanding, whether vested or unvested, and each warrant to purchase shares of capital stock of the Company to be exercised for Company Common Stock or terminated.

     5.4 Public Announcements. During the Pre-Closing Period, (a) the Company shall not (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent and (b) Parent will provide the Company with a copy of any press release or statement it plans to issue or make, prior to issuing any press release or making any public statement regarding the Merger.

     5.5 Reasonable Efforts.

          (a) During the Pre-Closing Period, (i) the Company shall use its reasonable efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis and (ii) Parent and Merger Sub shall use their reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis; and

          (b) Notwithstanding anything to the contrary contained in this Agreement, if Parent (after consultation with legal counsel) determines that the exemption provided by Regulation D under the Securities Act is not available with respect to the Merger and such determination is communicated in writing to the Shareholders' Agent then (i) the Company shall cooperate (and shall use its reasonable efforts to cause the Merger Shareholders and the holders of options and warrants to purchase shares of Company Common Stock to cooperate) with Parent in an effort to cause the exemption provided under Regulation D or other provisions under the Securities Act to be available with respect to the Merger; (ii) Parent may (but shall not be obligated to), in its sole discretion, decide to register Parent Common Stock to be issued in connection with the Merger on a registration statement on Form S-4; and (iii) if Parent decides to register such Parent Common Stock then (A) the Company shall cooperate with Parent in connection with the preparation, filing and circulation of Form S-4, and (B) the reference to "December 15, 1999" in Sections 8.1(c) and 8.1(d) shall be replaced with "March 15, 2000".

     5.6 Termination of Agreements. Prior to the Closing, at the request of Parent, the Company shall ensure that the emerging company investment funding agreement dated November 25, 1996 between the Company and Ben Franklin and the applied research and development funding agreement dated October, 1997 between the Company and Ben Franklin are terminated.

     5.7 Employee and Related Matters. Those employees of the Company that continue to be employees of Parent or any of its affiliates, including the Company, following the Closing would, subject to any necessary transition period and the terms of such plans, be eligible to participate in Parent's health, vacation, employee stock purchase, 401(k) and other plans, to the same extent as comparably situated employees of Parent and would receive credit under Parent's benefit plans for time served as an employee of the Company.

     5.8 FIRPTA Matters. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by Cooley Godward llp) conforming to the requirements of Section 1.897-2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897-2(h)(2) of the United States Treasury Regulations.

     5.9 Tax Matters. Prior to the Closing, each of Parent, Merger Sub and the Company shall execute and deliver, to Cooley Godward llp and Pepper Hamilton llp, tax representation letters in substantially the form of Exhibit E (which will be used in connection with the legal opinions contemplated by Sections 6.6(g) and 7.3(e)).


Section 6. Conditions Precedent to Obligations of Parent and Merger Sub

            The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Parent), at or prior to the Closing, of each of the following conditions:

     6.1  Accuracy of Representations.

            (a) Each of the representations and warranties made by the Company in Section 2.3(a), Section 2.3(b) and Section 2.3(d) shall have been accurate in all respects on and as of the date of this Agreement.

            (b) Except for the representations and warranties set forth in
Section 6.1(a) above, each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this

Agreement, and shall be accurate in all respects as of the Closing Date as if made at the Closing, except to the extent such representations and warranties expressly relate to any earlier date (in which case such representations and warranties shall be accurate on and as of such date), and except for inaccuracies in any such representations or warranties that have not had, and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

No update to the Disclosure Schedule and no "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained in the representations and warranties in this Agreement, shall be given effect for purposes of determining whether the condition contained in Section 6.1(b) has been satisfied (it being understood, however, that the "Material Adverse Effect" qualifier contained in Section 6.1(b) shall be given effect for such purposes).

     6.2 Performance of Covenants. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3 Shareholder Approval. The Merger and this Agreement shall have been duly approved by holders of at least 51% of the outstanding shares of Company Common Stock. The number of Dissenting Shares shall be less than 10% of the Company Common Stock outstanding immediately prior to the Effective Time.

     6.4 Consents. All Consents (a) listed in Part 6.4 of the Disclosure Schedule, (b) required to be obtained from any Governmental Entity and (c) otherwise required to be obtained, in each case in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect, except in the case of clause (c) to the extent that the failure to obtain any such Consents has not had, and is not reasonably likely to have, a Material Adverse Effect on the Company.

     6.5 Employee Matters. Parent shall have received satisfactory evidence that none of the Key Employees shall have indicated that he or she does not intend to continue his or her employment with the Company after the Closing.

     6.6 Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

            (a) Employment Agreements in the form of Exhibit F hereto, executed by the individuals identified on Exhibit G hereto;

            (b) Noncompetition Agreements in the form of Exhibit H hereto, executed by the individuals identified on Exhibit G hereto;

            (c) a FIRPTA Statement in the form of Exhibit I hereto, executed by the Company;

          (d) Shareholder Representation Letters substantially in the form of Exhibit D-1 or D-2 hereto, as applicable, executed by each of the Merger Shareholders and by each holder of options and warrants to purchase shares of Company Common Stock;

          (e) a Registration Rights Agreement in the form of Exhibit J hereto, executed by the Shareholders' Agent on behalf of each of the Merger Shareholders;

          (f) an Escrow Agreement substantially in the form of Exhibit C hereto, executed by each of the Merger Shareholders and the Escrow Agent;

          (g) a legal opinion of Cooley Godward llp dated as of the Closing Date and addressed to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Cooley Godward llp may rely upon the tax representation letters referred to in Section 5.9); provided, however, that if Cooley Godward llp does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed satisfied if Pepper Hamilton llp, counsel to the Company, renders such opinion to Parent;

          (h) a certificate executed by the Company and containing the representation and warranty of the Company that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4 and 6.11 have been duly satisfied (the "Company's Closing Certificate");

          (i) a certificate of merger executed by the Company to be filed with the Secretary of State of the State of Delaware in accordance with Section 1.3 and the articles of merger executed by the Company to be filed in the Department of State of the Commonwealth of Pennsylvania in accordance with Section 1.3;

          (j) written resignations of all directors and officers of the Company, effective as of the Closing Date;

          (k) written acknowledgements from the Company's Counsel and the Company's Accountants setting forth the total amount of fees, costs and expenses payable to the Company's Counsel and the Company's Accountants, respectively, in connection with all services provided by such advisors with respect to the transactions contemplated by this Agreement;

          (l) the valid and effective termination as of the Effective Time of provisions in Contracts that provide any Person with rights of any nature with respect to the board of directors of the Company, except as provided generally by the Company's articles of incorporation and bylaws or by applicable law; and

          (m) a Setoff Escrow Agreement substantially in the form of Exhibit L hereto, executed by each of the Merger Shareholders and the Escrow Agent.

     6.7 Stock Certificates. Parent shall have received certificates representing all of the capital stock of the Company, less any Dissenting Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed and, immediately following the Closing, Parent shall own all of the outstanding capital stock and rights to acquire capital stock of the Company less any Dissenting Shares.

     6.8 FIRPTA Compliance. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 6.6(c).

     6.9 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the New York Stock Exchange.

     6.10 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.11 No Legal Proceedings. No Governmental Body or other Person shall have commenced or threatened to commence any Legal Proceeding (a) challenging or seeking the recovery of a material amount of damages in connection with the Merger, (b) seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of Merger Sub or the Company, or (c) claiming to own any capital stock of the Company, or option or other right to acquire capital stock of the Company, or right to receive consideration as a result of the Merger.

     6.12 Evidence of Exercise of Options and Warrants. The Company shall have provided to Parent evidence satisfactory to Parent that all Company Options and warrants to purchase shares of the capital stock of the Company have been exercised in full or terminated and that all related option and warrant agreements are no longer in effect.

Section 7.  Conditions Precedent to Obligations of the Company

          The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver), at or prior to the Closing, of the following conditions:

     7.1 Accuracy of Representations. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made at the Closing, except for inaccuracies in such representations and warranties that have not had, and are not reasonably likely to have, a material adverse effect on Parent's business, financial condition or results of operation.

     No "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained in the representations and warranties in this Agreement shall be given effect for purposes of determining whether the condition contained in Section 7.1 has been satisfied (it being understood, however, that the "Material Adverse Effect" qualifier contained in Section 7.1 shall be given effect for such purposes).

     7.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3 Agreements and Documents. The Company shall have received the following documents.

            (a) a Registration Rights Agreement in the form of Exhibit J hereto, executed by Parent;

            (b) an Escrow Agreement substantially in the form of Exhibit C, executed by Parent;

            (c) a Setoff Escrow Agreement substantially in the form of Exhibit L hereto, executed by each of the Merger Shareholders and the Escrow Agent;

            (d) Employment Agreements in the form of Exhibit F hereto, with the persons identified on Exhibit G hereto, executed by Parent; and

            (e) a legal opinion of Pepper Hamilton llp dated as of the Closing Date and addressed to the Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Pepper Hamilton llp may rely upon the tax representation letters referred to in Section 5.9); provided, however, that if Pepper Hamilton llp does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed satisfied if Cooley Godward llp, counsel to Parent, renders such opinion to the Company.

     7.4 Listing. The shares of Parent common stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the New York Stock Exchange.

     7.5 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

Section 8.  Termination

     8.1  Termination Events.  This Agreement may be terminated prior to the
Closing:

            (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement or in any other agreement or instrument delivered to the Company);

            (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

             (c) by Parent if the Closing has not taken place on or before December 15, 1999 (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement or in any other agreement or instrument delivered to the Company);

             (d) by the Company if the Closing has not taken place on or before December 15, 1999 (other than as a result of the failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent); or

             (e) by the mutual written consent of Parent and the Company.

     8.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a) or Section 8.1(c), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to
Section 8.1(b) or Section 8.1(d), the Company shall deliver to Parent a notice, in writing, stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which it is terminating this Agreement.

     8.3   Effect of Termination.  If this Agreement is terminated pursuant to
Section 8.1 and 8.2, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) none of the parties shall be relieved of any obligation or liability arising from any prior willful breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10; and (c) the Company shall, in all events, remain bound by and continue to be subject to Section 5.4.

Section 9. Indemnification, Etc.

     9.1   Survival of Representations, Etc.

             (a) Subject to Sections 9.1(b) and 9.1(e), the representations and warranties made by the Company (including, for greater certainty, the representation and warranty made in Section 2.10(g)) shall survive the Closing and shall expire twelve (12) months after the Closing Date. Notwithstanding the foregoing, if, at any time prior to the date twelve (12) months after the Closing Date, any Indemnitee (acting in good faith) delivers to the Shareholders' Agent a written notice alleging the existence of a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such a breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged breach, then the claim asserted in such notice shall survive beyond the date twelve (12) months after the Closing Date until such time as such claim is fully and finally resolved.

          (b) Subject to Section 9.1(e), the representations and warranties made by the Company in Sections 2.10(a) through 2.10(f), inclusive, shall survive the Closing and shall expire on the earlier of (A) March 31, 2002 or (B) 730 days after the date of the first commercial shipment of Products is made after the Closing Date (the "IP Representation Termination Date"). Notwithstanding the foregoing, if, at any time prior to the IP Representation Termination Date, any Indemnitee (acting in good faith) delivers to the Shareholders' Agent a written notice alleging the existence of a breach of any of such representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such a breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged breach, then the claim asserted in such notice shall survive beyond the IP Representation Termination Date until such time as such claim is fully and finally resolved.

          (c) Subject to Section 9.1(e), the representations and warranties made by Parent and Merger Sub shall survive the Closing and shall expire twelve
(12) months after the Closing Date. Notwithstanding the foregoing, if, at any time prior to the date twelve (12) months after the Closing Date, the Shareholders' Agent (acting in good faith) delivers to Parent or Merger Sub a written notice alleging the existence of a breach of any of the representations and warranties made by Parent or Merger Sub (and setting forth in reasonable detail the basis for the Shareholders' Agent's belief that such a breach may exist) and asserting a claim for recovery based on such alleged breach, then the claim asserted in such notice shall survive beyond the date twelve (12) months after the Closing Date until such time as such claim is fully and finally resolved.

          (d) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.

          (e) The limitations set forth in Sections 9.1(a) and (b) shall not apply in the case of fraud.

     9.2 Indemnification.

          (a) (A) From and after the Closing Date (but subject to Section 9.1(a)), the shareholders of the Company who shall have received, or shall be entitled to receive, Parent Common Stock pursuant to Section 1.5 (the "Indemnitors"), severally, shall hold harmless and indemnify each of the Indemnitees from and against, and the Escrow Shares and Parent's setoff rights set forth in Section 9.3 shall be available to compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are directly or indirectly connected with: (i) any breach of any representation or warranty set forth in Section 2, as of the date of this Agreement (without giving effect to any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing); (ii) any breach of any representation or warranty set forth in
Section 2 as if such representation and warranty had been made on and as of the Closing Date (it being understood that no update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing shall cure any breach of a representation or warranty made by the Company); (iii) any breach of any covenant or obligation of the Company (including the covenants set forth in Section 4 and Section 5); (iv) any claim or demand made by the Company's Counsel or the Company's Accountants with respect to fees, costs and expenses payable to them in connection with the transactions contemplated by this Agreement to the extent that such fees, costs and expenses exceed the Excess Legal and Accounting Expenses; and (v) any Legal Proceeding relating to any matter of the type referred to in clause "(i)," "(ii)", "(iii)" or "(iv)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9).

          (B) From and after the Closing Date (but subject to Section 9.1(c)), Parent and Merger Sub shall hold harmless and indemnify each of the Indemnitors from and against any Damages that are directly or indirectly suffered or incurred by any of the Indemnitors or to which any of the Indemnitors may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are directly or indirectly connected with: (i) any breach of any representations or warranty set forth in Section 3, as of the date of this Agreement; (ii) any breach of any representation or warranty set forth in
     Section 3 as if such representation and warranty had been made on and as of the Closing Date; (iii) any breach of any covenant or obligation of Parent and Merger Sub (including the covenants set forth in Section 5); (iv) any Legal Proceeding relating to any matter of the type referred to in clause "(i)", "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Indemnitor for the purpose of enforcing any of its rights under this
     Section 9).

          (b)  Deductible.

                    (i) Except for any claim for indemnification made by an Indemnitee pursuant to Section 9.2(a)(A)(iv) (to which the deductible referred to in this Section shall not apply) or any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under Section 9.2(a)(A)(iv) (to which the deductible referred to in this Section shall not apply), the Indemnitors shall not be required to make any indemnification payment pursuant to Section 9.2(a)(A) for any breach of any of their representations and warranties set forth in Section 2 until such time as the total amount of all Damages (including the Damages arising from such breach and all other Damages arising from any other breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $150,000 in the aggregate. (If the total amount of such Damages exceeds $150,000, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages exceeding $150,000.)

                    (ii) Parent and Merger Sub shall not be required to make any indemnification payment pursuant to Section 9.2(a)(B) for any breach of any of their representations and warranties set forth in Section 3 until such time as the total amount of all Damages (including the Damages arising from such breach and all other Damages arising from any other breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitors, or to which any one or more of the Indemnitors has or have otherwise become subject, exceeds $150,000 in the aggregate. (If the total amount of such Damages exceeds $150,000, then the Indemnitors shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages exceeding $150,000.)

               (c) Maximum Liability. Subject to Sections 9.2(d) and 9.2(e), recourse of the Indemnitees to the Escrow Shares shall be the sole and exclusive remedy of the Indemnitees for monetary damages relating to any breach by the Company of any representation or warranty, covenant or other provision contained in this Agreement. Subject to Section 9.2(e), the maximum liability of Parent to the Merger Shareholders for Damages relating to any breach by Parent or Merger Sub of any representation or warranty, covenant or other provision contained in this Agreement shall be limited to an amount equal to the product of (x) the Escrow Shares and (y) the Stipulated Value (as defined in the Escrow Agreement). Subject to Section 9.2(e), any claim by the Indemnitees for monetary damages relating to any breach by the Company of any representation or warranty, covenant or other provision contained in this Agreement shall be satisfied only out of the Escrow Shares and/or pursuant to Parent?s setoff rights as set forth in Section 9.3.

               (d) Maximum Liability Relating to Intellectual Property. Subject to Section 9.2(e), the maximum liability of the Merger Shareholders to the Indemnitees for a breach of a representation or warranty contained in Sections 2.10(a) through 2.10(f), inclusive, shall not exceed $5,750,000 (it being understood that (i) the $5,750,000 referred to in the foregoing portion of this sentence shall include amounts delivered out of the Escrow Shares and (ii) for purposes of determining whether the maximum liability set forth in this Section 9.2(d) has been attained, (A) any Escrow Shares shall have a value equal to the Stipulated Value, and (B) any shares issuable pursuant to Section 1.6 shall have a value equal to the Post-Closing Parent Average Stock Price applicable to such shares). Subject to Section 9.2(e), any claim by the Indemnitees for monetary damages relating to any breach by the Company of any representation or warranty contained in Section 2.10 shall be satisfied only out of the Escrow Shares and/or pursuant to Parent's setoff rights as set forth in Section 9.3.

               (e) Exclusions from Limitations. The limitations that are set forth in Sections 9.2(b), 9.2(c) and 9.2(d) shall not apply in the case of common law fraud.

     9.3  Setoff.  In addition to any rights that any Indemnitee may have under
Section 9, Parent shall have the right to withhold and deduct an amount equal to any amount that may be owed (or that may be claimed to be owed) to any Indemnitee under Section 9 with respect to a breach (or an alleged breach) of any representation or warranty by the Company or with respect to a claim based upon fraud from any amount payable under Section 1.6 or otherwise by any Indemnitee to the Shareholders' Agent or to any shareholder of the Company. If Parent exercises its setoff rights pursuant to this Section 9.3 with respect to any matter (a "Setoff Matter"), Parent shall deposit with the Escrow Agent the cash or shares of Parent Common Stock to be delivered to Merger Shareholders pursuant to Section 1.6 (or a combination thereof) having a value equal to Parent's reasonable estimate of the Damages incurred or suffered by the Indemnitees with respect to such Setoff Matter (it being understood that for the purposes of the setoff rights referred to in this Section 9.3, any shares of Parent Common Stock otherwise issuable under Section 1.6 shall be valued at the Post-Closing Parent Average Stock Price applicable to such shares). The cash or shares of Parent Common Stock deposited into escrow pursuant to this Section 9.3 shall be held and administered in accordance with the terms of the Setoff Escrow Agreement.

     9.4 No Contribution. No shareholder of the Company shall have any right of contribution, right of indemnity or other right or remedy against Merger Sub or the Company in connection with any indemnification obligation or any other liability to which she, he or it may become subject under or in connection with this Agreement.

     9.5 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against Merger Sub or the Company, against Parent or against any other Person) with respect to which any of the Indemnitors may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

               (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively from the Escrow Shares and/or pursuant to Parent's setoff rights set forth in Section 9.3 upon a final non-appealable order (or an order for which the appeal period has expired) or settlement agreement or agreement of any court of competent jurisdiction or arbitrators empanelled pursuant to any agreement contemplated by this Agreement or by agreement of Parent and the Company;

               (b) each Indemnitor shall make available to Parent any documents and materials in his or its possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

               (c) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Shareholders' Agent (as defined in Section 10.1); provided, however, that such consent shall not be unreasonably withheld and such settlement shall not be conclusive evidence as to whether there has been a breach or violation by the Company of any representation or warranty, covenant or any other provision contained in this Agreement which would give rise to an indemnification obligation under this
Section 9.

Parent shall give the Shareholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent, Merger Sub or the Company; provided, however, any failure on the part of Parent to so notify the Shareholders' Agent shall not limit any of the obligations of the Indemnitors under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding). If Parent does not elect to proceed with the defense of any such claim or Legal Proceeding, the Shareholders' Agent may proceed with the defense of such claim or Legal Proceeding with counsel reasonably satisfactory to Parent; provided, however, that the Shareholders' Agent may not settle, adjust or compromise any such claim or Legal Proceeding without the prior written consent of Parent (which consent may not be unreasonably withheld).

Notwithstanding anything to the contrary contained in this Agreement, no indemnification payment need be made under this Agreement with respect to a claim or Legal Proceeding asserted or commenced by a third party against any Indemnitee until (i) a final non-appealable order (or an order for which the appeal period has expired) of any court of competent jurisdiction is rendered,
(ii) a final arbitration award by arbitrators empanelled pursuant to any agreement contemplated by this Agreement is rendered, (iii) a settlement agreement is entered, or (iv) an agreement by Parent and the Company is reached. With respect to a claim by any Indemnitee for indemnification in situations other than those described in the preceding sentence, the procedures set forth in the Escrow Agreement and the Setoff Escrow Agreement shall govern.

Section 10.  Miscellaneous Provisions

     10.1 Shareholders' Agent. By virtue of their approval of the Merger, the Merger Shareholders shall irrevocably appoint Michael Cannon as their agent for purposes of Sections 1.6 and Section 9 (the "Shareholders' Agent"), and Michael Cannon hereby accepts his appointment as the Shareholders' Agent. Parent shall be entitled to deal exclusively with the Shareholders' Agent on all matters relating to Section 1.6 and Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Indemnitor by the Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Indemnitor by the Shareholders' Agent, as fully binding upon such Indemnitor or shareholder of the Company. If the Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Indemnitors or otherwise, then the Indemnitors shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Shareholders' Agent" for purposes of Section 1.6,
Section 9 and this Section 10.1. If for any reason there is no Shareholders' Agent at any time, all references herein to the Shareholders' Agent shall be deemed to refer to the Indemnitors.

     10.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     10.3 Fees and Expenses. Subject to any other provision in this Agreement, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement.

     10.4 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

            if to Parent or Merger Sub:

            Acuson Corporation
            Legal Department
            1220 Charleston Road
            Mountain View, CA 94043
            Attention: General Counsel
            Facsimile No.: (650) 962-8018

            if to the Company:

            Ecton, Inc.
            5168 Campus Drive
            Plymouth Meeting, Pennsylvania 19462
            Attention: President
            Facsimile No.: (215) 834-8372

            If to the Shareholders' Agent or any of the Indemnitors:

            Michael Cannon
            c/o Ecton, Inc.
            5168 Campus Drive
            Plymouth Meeting, Pennsylvania  19462
            Facsimile No.: (215) 834-8372

     10.6 Time of the Essence. For the purposes of this Agreement and the transactions contemplated by this Agreement, time is of the essence.

     10.7 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     10.9 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the Commonwealth of Pennsylvania (without giving effect to principles of conflicts of laws).

     10.10 Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective successors and assigns, if any. This Agreement shall inure to the benefit of: the Company; Parent; Merger Sub; the other Indemnitees; and the respective successors and assigns, if any, of the foregoing. After the Closing, Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person. The Company may not assign any of its rights or delegate any of its obligations to any Person without the prior written consent of Parent.

     10.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach.

     10.12 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered: (a) prior to the Closing Date, on behalf of Parent, Merger Sub, the Company and the Shareholders' Agent (acting exclusively for and on behalf of all of the Merger Shareholders); and (b) after the Closing Date, on behalf of Parent and the Shareholders' Agent (acting exclusively for and on behalf of all of the Merger Shareholders).

     10.14 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10.15  Parties in Interest.  Except for the provisions of Section 1.3 and
Section 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

     10.16 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Proprietary Information Agreement executed on behalf of Parent and the Company on November 19, 1998 shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Closing Date or (b) the date on which such Proprietary Information Agreement is terminated in accordance with its terms.

     10.17 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

     10.18  Construction.

            (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Agreement to "Sections", "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

     The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                                          Acuson Corporation,
                                           a Delaware corporation

                                          By: /s/ Daniel R. Dugan
                                             -----------------------------------
                                             Daniel R. Dugan
                                             President


                                          Echo Acquisition Corp.,
                                           a Delaware corporation

                                          By: /s/ Daniel R. Dugan
                                             -----------------------------------
                                             Daniel R. Dugan
                                             President


                                          Ecton, Inc.,
                                           a Pennsylvania corporation

                                          By: /s/ Michale G. Cannon
                                             -----------------------------------
                                             Michael G. Cannon
                                             President

                                   EXHIBITS

Exhibit A   -   Certain definitions

Exhibit B   -   Form of Voting Agreement

Exhibit C   -   Form of Escrow Agreement

Exhibit D   -   Form of Shareholder Representation Letter

Exhibit E   -   Form of Tax Representation Letter

Exhibit F   -   Employment Agreement

Exhibit G   -   Persons to sign Employment and Noncompetition Agreements

Exhibit H   -   Form of Noncompetition Agreement

Exhibit I   -   FIRPTA Statement

Exhibit J   -   Form of Registration Rights Agreement

Exhibit K   -   Individuals included in definition of knowledge

Exhibit L   -   Setoff Escrow Agreement

                                   Exhibit A

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     Acquisition Transaction. "Acquisition Transaction" means any transaction involving:

     (a) the sale, license, disposition or acquisition of all or a material portion of the business or assets of the Company (taken as a whole);

     (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

     (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

     Agreement. "Agreement" means the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

     Company Contract. "Company Contract" means any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

     Company Proprietary Asset. "Company Proprietary Asset" means any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

     Company's Accountants. "Company's Accountants" means Arthur Andersen LLP and any other accountant(s) that have provided services to or on behalf of the Company in connection with the transactions contemplated by this Agreement.

     Company's Counsel. "Company's Counsel" means Pepper Hamilton LLP and any other legal counsel that has provided services to or on behalf of the Company in connection with the transactions contemplated by this Agreement.

     Consent. "Consent" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     Damages. "Damages" include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee

(including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     Disclosure Schedule. "Disclosure Schedule" means the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

     Encumbrance. "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     Environmental Law. "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     Excess Accounting and Legal Expenses. "Excess Accounting and Legal Expenses" means the sum of (A) the amount by which legal fees and expenses payable to the Company's Counsel and incurred in connection with the transactions contemplated by this Agreement exceed $75,000; (B) the amount by which accounting expenses payable to the Company's Accountants and incurred in connection with the transactions contemplated by this Agreement exceed $175,000; and (C) all fees or other amounts payable by the Company to any other financial or other advisor(s) (other than Pepper Hamilton LLP or Arthur Andersen LLP).

     Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     Founders Shareholders Agreement. "Founders Shareholders Agreement" means the founders shareholders agreement dated April 4, 1996 between the Company and Michael Cannon, Christopher Knell, Kevin Randall, Joseph Urbano and Andrew Wood.

     Fully Diluted Number of Company Shares. "Fully Diluted Number of Company Shares" means the sum of (i) the aggregate number of shares of capital stock of the Company outstanding immediately prior to the Effective Time, plus (ii) the aggregate number of shares of capital stock of the Company (if any) issuable upon the exercise of any option, warrant or other right to acquire capital stock of the Company, or the conversion of any convertible securities, outstanding immediately prior to the Effective Time to the extent that the holder thereof has agreed to exercise or convert such option, warrant or other security in connection with the Merger.

     Governmental Authorization. "Governmental Authorization" means any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     Indemnitees. "Indemnitees" means the following Persons: (a) Parent; (b) Parent's current and future affiliates (including Merger Sub); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the shareholders of the Company are not deemed to be "Indemnitees."

     Key Employees. "Key Employees" means Michael Cannon, Christopher Knell, Kevin Randall, Joseph Urbano, Andrew Wood and Anthony Lanutti.

     Knowledge; Best of Knowledge. Information shall be deemed to be known to the "best of knowledge" or to the "knowledge" of the Company if that information is actually known or reasonably should have been known by any officer or director of the Company, or any of the other persons listed on Exhibit K attached hereto, in each case after due inquiry by such persons of the appropriate Company personnel and records.

     Legal Proceeding. "Legal Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Company's Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the business, condition, operations or financial performance of the Company.

     Materials of Environmental Concern. "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

     Parent Average Stock Price. "Parent Average Stock Price" means the average of the closing sale prices of a share of Parent Common Stock as reported on the New York Stock Exchange for each of the 10 consecutive trading days ending on the trading day immediately preceding publication of the first public announcement of the Merger, which shall be made on the business day immediately following the date of this Agreement.

     Person. "Person" means any individual, Entity or Governmental Body.

     Proprietary Asset. "Proprietary Asset" means any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     Representatives. "Representatives" means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     SEC. "SEC" means the United States Securities and Exchange Commission.

     Securities Act. "Securities Act" means the Securities Act of 1933, as amended.

     Tax. "Tax" means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, recording tax, registration tax, sales tax, use tax, property tax, business tax, benefits tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     Year 2000 Compliant. "Year 2000 Compliant" means that the computer systems
(i) are capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date related data for dates earlier and later than January 1, 2000;
(ii) have the ability to provide date recognition for any data element without limitation; (iii) have the ability to function automatically into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000; (iv) have the ability to interpret data, dates and time correctly into and beyond the year 2000; (v) have the ability not to produce noncompliance in existing information, nor otherwise corrupt such data into and beyond the year 2000; (vi) have the ability to process correctly after January 1, 2000 data containing dates before that date; and (vii) have the ability to recognize all "leap years," including February 29, 2000.

                                   Exhibit B

                           Form of Voting Agreement

                                VOTING AGREEMENT

     This Voting Agreement is entered into as of September __, 1999, by and between Acuson Corporation, a Delaware corporation ("Parent"), and the undersigned ("Shareholder").

                                   Recitals

     A. Parent, Echo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Ecton, Inc., a Pennsylvania corporation (the "Company"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Reorganization Agreement") which provides (subject to the conditions set forth therein) for the merger of the Company with and into Merger Sub (the "Merger").

     B. In order to induce Parent and Merger Sub to enter into the Reorganization Agreement, Shareholder is entering into this Voting Agreement.

                                   Agreement

     The parties to this Voting Agreement, intending to be legally bound, agree as follows:

Section 1.   Certain Definitions

          For purposes of this Voting Agreement:

          (a) "Company Common Stock" shall mean the common stock, $0.01 par value per share, of the Company.

          (b) "Expiration Date" shall mean the earlier of (i) the date upon which the Reorganization Agreement is validly terminated or (ii) the date upon which the Merger becomes effective.

          (c) Shareholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Shareholder: (i) is the record owner of such security or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

          (d) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity or (iii) governmental authority.

          (e) "Subject Securities" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Shareholder as of the date of this Agreement and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of

Company Common Stock) of which Shareholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

          (f) A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

Section 2.   Transfer of Subject Securities

     2.1 Transferee of Subject Securities to be Bound by this Agreement. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request) and (b) agreed to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Voting Agreement.

     2.2 Transfer of Voting Rights. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

Section 3.   Voting of Shares

     3.1 Voting Agreement. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date:

          (a) at any meeting of shareholders of the Company, however called, Shareholder shall (unless otherwise directed in writing by Parent) cause all outstanding shares of Company Common Stock that are Owned by Shareholder as of the record date fixed for such meeting to be voted in favor of the approval and adoption of the Reorganization Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Reorganization Agreement;

          (b) in the event written consents are solicited or otherwise sought from shareholders of the Company with respect to the approval or adoption of the Reorganization Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by the Reorganization Agreement, Shareholder shall (unless otherwise directed in writing by Parent) cause to be executed, with respect to all shares of Company Common Stock that are Owned by Shareholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action; and

          (c) Shareholder shall cause all outstanding shares of Company Common Stock that are Owned by Shareholder to be voted against any Acquisition Transaction involving any

Person other than Parent and against any other matter or transaction that is inconsistent with the transactions contemplated by the Reorganization Agreement or that would cause the consummation of such transactions to be delayed.

     3.2  Proxy; Further Assurances.

          (a)  Contemporaneously with the execution of this Voting Agreement:
(i) Shareholder shall deliver to Parent a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy") and (ii) Shareholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Shareholder.

          (b) Shareholder shall, at his own expense, perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Voting Agreement.

     3.3  Reservation of Other Voting Rights.  Except to the extent described in
Section 3.1, Shareholder reserves the right to vote the Shares in Shareholder's discretion.

Section 4.   Waiver of Dissenters' Rights

     Shareholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Shareholder or any other Person may have by virtue of the ownership of any outstanding shares of Company Common Stock Owned by Shareholder.

Section 5.   No Solicitation

     Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall not, directly or indirectly, and Shareholder shall ensure that his Representatives (as defined in the Reorganization Agreement) do not, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Transaction (as defined in the Reorganization Agreement) or take any action that could reasonably be expected to lead to an Acquisition Transaction;
(ii) furnish any information regarding the Company or any direct or indirect subsidiary of the Company to any Person in connection with or in response to an Acquisition Transaction or potential Acquisition Transaction or (iii) engage in discussions with any Person with respect to any Acquisition Transaction. Shareholder shall immediately cease and discontinue, and Shareholder shall ensure that his Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Transaction.

Section 6.   Representations and Warranties of Shareholder

     Shareholder hereby represents and warrants to Parent as follows:

     6.1 Authorization, etc. Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform his obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     6.2  No Conflicts or Consents.

          (a) The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the Proxy by Shareholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Shareholder or by which he or any of his properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Shareholder is a party or by which Shareholder or any of his affiliates or properties is or may be bound or affected.

          (b) The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the Proxy by Shareholder will not, require any consent or approval of any Person.

     6.3 Title to Securities. As of the date of this Voting Agreement: (a) Shareholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Shareholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Shareholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof and (d) Shareholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

     6.4 Accuracy of Representations. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

Section 7.  Miscellaneous

     7.1 Survival of Representations and Warranties. All representations and warranties made by Shareholder in this Voting Agreement shall survive (i) the consummation of the Merger, (ii) any termination of the Reorganization Agreement and (iii) the Expiration Date.

     7.2 Further Assurances. From time to time and without additional consideration, Shareholder shall (at Parent's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Parent's sole expense) take such further actions, as Parent may request for the purpose of carrying out and furthering the intent of this Voting Agreement.

     7.3 Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

     7.4 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

     7.5 Notices. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

               if to Shareholder:

                    at the address set forth below Shareholder's signature on the signature page hereof if to Parent:

                    Acuson Corporation
                    1220 Charleston Road
                    Mountain View, CA 94039
                    Attn: General Counsel
                    Fax: (650) 962-8018

     7.6 Severability. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement.
Each provision of this Voting

Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

     7.7 Entire Agreement. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

     7.8 Assignment; Binding Effect. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Shareholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Shareholder and his heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

     7.9 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.9, and Shareholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

     7.10 Non-Exclusivity. The rights and remedies of Parent under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Voting Agreement, and the obligations and liabilities of Shareholder under this Voting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Voting Agreement shall limit any of Shareholder's obligations, or the rights or remedies of Parent, under any Affiliate Agreement between Parent and Shareholder; and nothing in any such Affiliate Agreement shall limit any of Shareholder's obligations, or any of the rights or remedies of Parent, under this Voting Agreement.

     7.11 Governing Law. This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the Commonwealth of Pennsylvania (without giving effect to principles of conflicts of laws).

     7.12 Counterparts. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     7.13 Captions. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

     7.14 Attorneys' Fees. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     7.15 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Voting Agreement, or any power, right, privilege or remedy of Parent under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     7.16  Construction.

           (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

           (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

           (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

           (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

     In Witness Whereof, Parent and Shareholder have caused this Voting Agreement to be executed as of the date first written above.

                                    Acuson Corporation

                                    By:__________________________________




                                    _____________________________________
                                    Name:

                                             Address:____________________
                                                     ____________________
                                             Facsimile:__________________


Shares Held of Record   Options and Other Rights      Additional Securities
---------------------   ------------------------      ---------------------
                                                      Beneficially Owned
                                                      ------------------

                               Irrevocable Proxy

     The undersigned Shareholder of Ecton, Inc., a Pennsylvania corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Daniel R. Dugan, Charles H. Dearborn and Acuson Corporation, a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to vote, in the manner described below, the following securities of the undersigned, until the Expiration Date, as such term is defined in the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement"):
(i) the outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares prior to the Expiration Date.

     This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Echo Acquisition Corp. and the Company (the "Reorganization Agreement").

     The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date, at any meeting of the Shareholders of the Company, however called, or in connection with any solicitation of written consents from Shareholders of the Company (i) in favor of the approval and adoption of the Reorganization Agreement and the approval of the Merger contemplated by the Reorganization Agreement, and in favor of each of the other actions contemplated by the Reorganization Agreement, and (ii) against any Acquisition Transaction involving any Person other than Parent and against any other matter or transaction that is inconsistent with the transactions contemplated by the Reorganization Agreement or that would cause the consummation of such transactions to be delayed.

     The undersigned may vote the Shares on all other matters in the discretion of the undersigned, and this Proxy grants no authority or power to vote the Shares except to the extent and in the manner set forth in the preceding paragraph.

     This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

     If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.


     This proxy shall terminate upon the Expiration Date.


Dated:  September __, 1999


                                    ________________________________________
                                    Name:

                                    Number of shares of common stock of the
                                    Company owned of record as of the date of this proxy:


                                     _________________________________________

                                   Exhibit C

                           Form of Escrow Agreement

                               ESCROW AGREEMENT

     This Escrow Agreement ("Agreement") is made and entered into as of _______, 1999 by and among: Acuson Corporation, a Delaware corporation ("Parent"), the shareholders of Ecton, Inc., a Pennsylvania corporation (the "Company"), identified on Exhibit A hereto (the "Shareholders"), Michael G. Cannon, as Shareholders" Agent ("Shareholders' Agent"), and State Street Bank and Trust Company of California, N.A., a national banking association (the "Escrow Agent").

                                   Recitals

     A. Parent, Echo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger and Reorganization dated as of September 15, 1999 (the "Reorganization Agreement"), pursuant to which the Company will merge with and into Merger Sub and the Shareholders will have the right to receive shares of common stock of Parent.

     B. The Reorganization Agreement contemplates the establishment of an escrow arrangement to secure the indemnification and other obligations of the Shareholders under the Reorganization Agreement.

     C. Pursuant to Section 10.1 of the Reorganization Agreement, the Shareholders have irrevocably appointed Michael G. Cannon to serve as Shareholders' Agent for, among other things, all matters set forth in Section 9 of the Reorganization Agreement.

                                   Agreement

     The parties, intending to be legally bound, agree as follows:

     1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Reorganization Agreement, a copy of which is attached hereto.

     2.   Escrow and Indemnification.

          (a) Shares and Stock Powers Placed in Escrow. At the Effective Time, the date of which shall be set forth in a notice to Escrow Agent: (i) Parent shall issue certificates for shares of Parent Common Stock registered in the names of the Merger Shareholders as set forth on Exhibit B hereto, evidencing the shares of Parent Common Stock to be held in escrow in accordance with this Agreement and (ii) each of the Shareholders shall deliver to Parent five original "assignments separate from certificate" ("Stock Powers") endorsed by each such Shareholder in blank with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange. The shares of Parent Common Stock being held in escrow pursuant to this Agreement (the "Escrow Shares") shall constitute an escrow fund (the "Escrow Fund") with respect to the indemnification obligations of the Shareholders under the Reorganization Agreement. The Escrow Fund shall be held as a trust fund and it is the intention of Parent, the Company, the Shareholders and the Shareholders' Agent that the Escrow Fund shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Shareholder or of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Fund and to hold the Escrow Fund in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

          (b) Voting of Escrow Shares. The record owner of the Escrow Shares shall be entitled to exercise all voting rights with respect to such Escrow Shares.

          (c) Dividends, Etc. Parent and each of the Shareholders agree among themselves, for the benefit of Parent and the Escrow Agent, that any cash, securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares shall not be distributed to the record owners of such Escrow Shares, but rather shall be distributed to and held by the Escrow Agent in the Escrow Account. Unless and until the Escrow Agent shall actually receive such cash, securities or other property, it may assume without inquiry that the Escrow Shares currently being held by it in the Escrow Account are all that the Escrow Agent is required to hold. At the time any Escrow Shares are required to be released from the Escrow Account to any Person pursuant to this Escrow Agreement, any cash, securities or other property previously received by the Escrow Agent in respect of or in exchange for such Escrow Shares shall be released from the Escrow to such Person.

          (d) Transferability. The interests of the Shareholders in the Escrow Account and in the Escrow Shares shall not be assignable or transferable, other than by operation of law.

          (e) Fractional Shares. No fractional shares of Parent Common Stock shall be retained in or released from the Escrow Account pursuant to this Escrow Agreement. In connection with any release of Escrow Shares from the Escrow Account, Parent and the Escrow Agent shall "round down" in order to avoid retaining any fractional share in the Escrow Account and in order to avoid releasing any fractional share from the Escrow Account. When shares are "rounded down", no cash-in-lieu payments need to be made.

     3. Administration of Escrow Account. Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Account as follows:

          (a) If any Indemnitee has or claims to have incurred or suffered Damages for which it is or may be entitled to indemnification, compensation or reimbursement under Section 9.2 of the Reorganization Agreement, such Indemnitee may, on or prior to the first anniversary of the date of the Effective Time (the "Termination Date"), deliver a claim notice (a "Claim Notice") to the Shareholders' Agent and to the Escrow Agent. Each Claim Notice shall state that such Indemnitee believes in good faith and after investigation that there is or has been a breach of a representation, warranty or covenant contained in the Reorganization Agreement or that such Indemnitee is otherwise entitled to indemnification, compensation or reimbursement under the Reorganization Agreement and contain a brief description of the circumstances supporting such Indemnitee's belief that there is or has been such a breach or that such Indemnitee is so entitled to indemnification, compensation or reimbursement and shall, to the extent possible, contain a non-binding, preliminary estimate of the amount of Damages such Indemnitee claims to have so incurred or suffered (the "Claimed Amount").

          (b) Within 20 business days after receipt by the Shareholders' Agent of a Claim Notice, the Shareholders' Agent may deliver to the Indemnitee who delivered the Claim Notice and to the Escrow Agent a written response (the "Response Notice") in which the Shareholders' Agent: (i) agrees that a whole number of Escrow Shares having a "Stipulated Value" (as defined below) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee; (ii) agrees that Escrow Shares having a Stipulated Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Indemnitee or (iii) indicates that no part of the Claimed Amount may be released from the Escrow Account to the Indemnitee. Any part of the Claimed Amount that is not to be released to the Indemnitee shall be the "Contested Amount." If a Response Notice is not received by the Escrow Agent within such 20 business-day period, then the Shareholders' Agent shall be deemed to have agreed that Escrow Shares having a Stipulated Value equal to the full Claimed Amount may be released to the Indemnitee from the Escrow Account.

          (c) If the Shareholders' Agent delivers a Response Notice agreeing that Escrow Shares having a Stipulated Value equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee, or if the Shareholders' Agent does not deliver a Response Notice in accordance with
Section 3(b), the Escrow Agent shall promptly following the receipt of the Response Notice (or, if the Shareholders' Agent has not delivered a Response Notice, promptly following the expiration of the 20 business-day period referred to in Section 3(b)), deliver (or cause the stock transfer agent of the Escrow Shares to deliver) to such Indemnitee such Escrow Shares.

          (d) If the Shareholders' Agent delivers a Response Notice agreeing that Escrow Shares having a Stipulated Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Indemnitee, the Escrow Agent shall promptly following the receipt of the Response Notice deliver (or cause the stock transfer agent of the Escrow Shares to deliver) to such Indemnitee Escrow Shares having a Stipulated Value equal to the Agreed Amount.

          (e) If the Shareholders' Agent delivers a Response Notice indicating that there is a Contested Amount, the Shareholders' Agent and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Indemnitee and the Shareholders' Agent shall resolve such dispute, such resolution shall be binding on all of the Shareholders and a settlement agreement containing the terms and conditions of such resolution shall be signed by the Indemnitee and the Shareholders' Agent and sent to the Escrow Agent, who shall, upon receipt thereof, release (or cause the stock transfer agent of the Escrow Shares to release) Escrow Shares from the Escrow Account in accordance with such agreement.

          (f) If the Shareholders' Agent and the Indemnitee are unable to resolve the dispute relating to any Contested Amount within 30 business days after the delivery of the Claim Notice, then the claim described in the Claim Notice shall be settled by binding arbitration in Wilmington, Delaware in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). Arbitration will be conducted by three arbitrators; one selected by Parent, one selected by the Shareholders' Agent and the third selected by the first two arbitrators. If either the Shareholders' Agent or Parent fails to select an arbitrator prior to the expiration of the 30-business day period commencing on the expiration of the 30-business day period referred to in the first sentence of this Section 3(f), then either the Shareholders' Agent or Parent, as the case may be, shall be entitled to select the second arbitrator. The parties agree to use all reasonable efforts to cause the arbitration hearing to be conducted within 60 calendar days after the appointment of the last of the three arbitrators and to use all reasonable efforts in the circumstances to cause the arbitrators' decision to be furnished within 95 calendar days after the appointment of the last of the three arbitrators. The parties further agree that, to the extent practicable, discovery shall be completed at least 20 business days prior to the date of the arbitration hearing. The arbitrators' decision shall relate solely to whether the Indemnitee is entitled to recover the Contested Amount (or a portion thereof), and the portion of such Contested Amount the Indemnitee is entitled to recover. The final decision of the arbitrators shall be furnished to the Shareholders' Agent, the Indemnitee and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Shareholders, the Indemnitee and the Escrow Agent and shall not be contested by any of them. The non-prevailing party in any arbitration shall pay the reasonable expenses (including attorneys' fees) of the prevailing party, any additional reasonable fees and expenses (including reasonable legal fees) of the Escrow Agent, and the fees and expenses associated with the arbitration (including the arbitrators' fees and expenses). For purposes of this Section 3(f), the non-prevailing party shall be deemed to be the Indemnitee if it is entitled to recover less than 50% of the Contested Amount; otherwise it shall be the Shareholders.

          (g) The Escrow Agent shall release Escrow Shares from the Escrow Account in connection with any Contested Amount within 5 business days after the delivery to it of: (i) a copy of a settlement agreement executed by the Indemnitee and the Shareholders' Agent setting forth instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Escrow Account, with respect to such Contested Amount or (ii) a copy of the award of the arbitrators referred to and as provided in Section 3(f) setting forth instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Escrow Account, with respect to such Contested Amount.

          (h) Any Escrow Shares released from the Escrow Account to an Indemnitee shall be deemed to reduce the Escrow Shares pro rata with respect to each Shareholder in accordance with each Shareholder's percentage interest in the Escrow Fund as set forth in Exhibit B.

     4. Release of Escrow Shares. The Escrow Agent is not the stock transfer agent for the Parent Common Stock. Accordingly, if a distribution of a number of shares of Parent Common Stock less than all of the Escrow Shares is to be made, the Escrow Agent must requisition the appropriate number of shares from such stock transfer agent, delivering to it the appropriate stock certificates and related Stock Powers. For the purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Parent Common Stock to the Person entitled to it when the Escrow Agent has delivered such certificates and Stock Powers to such stock transfer agent with instructions to deliver it to the appropriate Person. Distributions of Parent Common Stock shall be made to Parent or the Shareholders, as appropriate, at the addresses described in Section 10(b). Whenever a distribution is to be made to the Shareholders, pro rata distributions shall be made to each of them based on the Percentage Interests in the Escrow Fund set forth in Exhibit B. Within five business days after the Termination Date, the Escrow Agent shall distribute (or cause the stock transfer agent for the Parent Common Stock to distribute) to each of the Shareholders such Shareholder's pro-rata portion of the Escrow Shares then held in escrow at their addresses and based on the percentage interests in the Escrow Fund set forth in Exhibit B; provided, however, that notwithstanding the foregoing, if, prior to the Termination Date, any Indemnitee has given a Claim Notice containing a claim which has not been resolved prior to the Termination Date in accordance with Section 3, the Escrow Agent shall retain in the Escrow Account after the Termination Date Escrow Shares having a Stipulated Value equal to 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all claims which have not then been resolved.

     5.   Valuation of Escrow Shares, Etc.

          (a) Stipulated Value. For purposes of this Agreement, the "Stipulated Value" of each Escrow Share shall be deemed to be equal to $__________ [the closing sales price of a share of Parent Common Stock on the Closing Date will be inserted in the blank].

          (b) Stock Splits. All numbers contained in, and all calculations required to be made pursuant to, this Agreement shall be adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof; provided, however, that the Escrow Agent shall have received (i) notice of such stock split or other action, (ii) the appropriate number of additional shares of Parent Common Stock or other property pursuant to Section 2(c) hereof, and (iii) a revised version of Exhibit B as contemplated by Section 10(o).

     6. Fees and Expenses. Upon the execution of this Agreement by all parties hereto and the initial deposit of the Escrow Fund in the Escrow Account, fees and expenses, in accordance with Exhibit C attached hereto, will be payable to the Escrow Agent. This annual Escrow Agent fee will cover the first twelve months of the escrow. In accordance with Exhibit C attached hereto, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder. All such fees and expenses shall be paid by Parent.

     7.   Limitation of Escrow Agent's Liability.

          (a) The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document notwithstanding their being referred to herein or attached hereto as an exhibit. The Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction except for its own willful misconduct or negligence. In no event shall the Escrow Agent be liable for punitive, incidental or consequential damages. The Escrow Agent may rely on and use the Stock Powers and shall not be liable in connection therewith. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

          (b) Parent hereby agrees to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. This right of indemnification shall survive the termination of this Agreement, and the resignation of the Escrow Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by Parent.

     8. Termination. This Agreement shall terminate on the Termination Date or, if earlier, upon the release by the Escrow Agent of the entire Escrow Fund in accordance with this Agreement; provided, however, that if the Escrow Agent has received from any Indemnitee a Claim Notice setting forth a claim that has not been resolved by the Termination Date, then this Agreement shall continue in full force and effect until the claim has been resolved and the Escrow Shares released in accordance with this Agreement.

     9. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 calendar days after it is given to all parties hereto. Parent may appoint a successor Escrow Agent only with the consent of the Shareholders' Agent (which consent shall not be unreasonably withheld or delayed). The Escrow Agent shall act in accordance with written instructions from Parent as to the transfer of the Escrow Fund to a successor escrow agent.

     10.  Miscellaneous.

          (a) Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

          (b) Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth in Section 10.5 of the Reorganization Agreement or to the Escrow Agent at the address set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

               State Street Bank and Trust Company of California, N.A. Library Tower
               633 West 5/th/ Street, 12/th/ Floor
               Los Angeles, California 90071
               Attention: Corporate Trust Administration
               Facsimile: (213) 362-7357

If any Claim Notice, Response Notice or other document or notice of any kind is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that such document has been delivered to such other person if it has been delivered to the Escrow Agent.

          (c) Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

          (d) Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

          (e) Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

          (f) Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. No Shareholder may assign such Shareholder's rights under this Agreement without the express prior written consent of Parent, provided, however, that (i) upon the death of a Shareholder, such Shareholder's rights under this Agreement shall be transferred to the person(s) who receive such Shareholder's Parent Common Stock under the laws of descent and distribution and
(ii) a Shareholder may assign such Shareholder's rights under this Agreement to any organization qualified under Section 501(c)(3) of the Internal Revenue Code to which the Shareholder transfers Registerable Shares or in connection with an estate planning transaction. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted successors and assigns. This Agreement shall inure to the benefit of: the Shareholders; Parent; Escrow Agent and the respective successors and assigns, if any, of the foregoing.

          (g) Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          (h) Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto; provided, however, that any amendment duly executed and delivered by the Shareholders' Agent shall be deemed to have been duly executed and delivered by all of the Shareholders.

          (i) Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

          (j) Parties in Interest. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

          (k) Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

          (l) Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

          (m) Tax Reporting Information and Certification of Tax Identification Numbers.

               (i) The parties hereto agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Escrow Shares or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable to the Shareholders in accordance with their percentage interests in the Escrow Fund set forth in Exhibit B.

               (ii) Parent and each of the Shareholders agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, "Tax Reporting Documentation") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Escrow Agreement.

          (n) Construction.

               (i) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (ii) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

               (iii) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (o) Recalculation of Percentage Interests. If for any reason Exhibit B should need to be recalculated, Parent and the Shareholders' Agent shall jointly (i) calculate revised percentage interests for the Shareholders and (ii) submit to the Escrow Agent a revised version of Exhibit B, on which the Escrow Agent may rely without inquiry.

     In Witness Whereof, the parties have duly executed this Agreement as of the day and year first above written.

                                    Acuson Corporation


                                    __________________________________

                                    By:_______________________________

                                    Title:____________________________

                                    Shareholders' Agent:

                                    __________________________________
                                    By:  Michael G. Cannon



                                    Shareholder:

                                    __________________________________

                                    By:_______________________________

                                    Print Name:_______________________


                                    State Street Bank and Trust
                                    Company of California, N.A.


                                    __________________________________
                                    By:  Scott C. Emmons

                                    Title:  Vice President

                         Exhibit A to Escrow Agreement
                                 Shareholders

                         Exhibit B to Escrow Agreement

------------------------------------------------------------------------------------------
Name, Address and Taxpayer Identification    Number of Shares    Pro Rata Share of Escrow
          Number of Shareholder                                            Fund
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

                         Exhibit C to Escrow Agreement
                           Escrow Fees and Expenses

                                   Exhibit D

                   Form of Shareholder Representation Letter

                       SHAREHOLDER REPRESENTATION LETTER

                          (For Accredited Investors)


     This Shareholder Representation Letter ("Letter") is being executed and delivered as of _____________, 1999, by the undersigned shareholder of Ecton, Inc., a Pennsylvania corporation (the "Company"), to and in favor of, and for the benefit of, Acuson Corporation, a Delaware corporation ("Parent") and its affiliates.

                                    RECITALS

     A. The undersigned shareholder of the Company (the "Shareholder") represents to Parent that he owns the number of shares of the common stock, $.01 par value per share, of the Company set forth below the Shareholder's signature at the end of this Letter. Said shares are referred to in this Letter as the "Shares."

     B. Pursuant to an Agreement and Plan of Merger and Reorganization, dated as of September 15, 1999 (the "Reorganization Agreement"), by and among Parent, Echo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and the Company, it is contemplated that the Company will merge into Merger Sub (the merger of the Company into Merger Sub being referred to in this Letter as the "Merger") with Merger Sub being the surviving corporation. Upon the consummation of the Merger, the Company's shareholders are to receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of common stock of the Company in accordance with the Reorganization Agreement. Accordingly, it is contemplated that the Shareholder will receive shares of Parent Common Stock in connection with the Merger.

     C. Capitalized terms used in this Letter have the meaning ascribed to them in the Reorganization Agreement unless otherwise stated herein.

                                 CERTIFICATION

     1. Representations and Warranties of the Shareholder. The Shareholder represents, warrants and certifies to Parent as follows:

          (a) The Shareholder is aware (i) that the Parent Common Stock to be issued to the Shareholder in connection with the Merger will not be issued pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Act and in Regulation D under the Act, and (ii) that neither the Merger nor the issuance of such Parent Common Stock has been approved or reviewed by the SEC or by any other Governmental Body.

          (b) The Shareholder is aware that the Parent Common Stock to be issued in connection with the Merger cannot be resold unless such Parent Common Stock is registered under the Act or unless an exemption from registration is available. The Shareholder is also aware that: (i) except pursuant to the Registration Rights Agreement and the Reorganization

Agreement, Parent is under no obligation to file a registration statement with respect to the Parent Common Stock to be issued to the Shareholder in connection with the Merger; and (ii) the provisions of Rule 144 under the Act will permit resale of the Parent Common Stock to be issued to the Shareholder in connection with the Merger only under limited circumstances, and such Parent Common Stock must be held by the Shareholder for at least one year before it can be sold pursuant to Rule 144.

          (c) The Parent Common Stock to be issued to the Shareholder in connection with the Merger will be acquired by the Shareholder for investment and for his own account, and not with a view to, or for resale in connection with, any unregistered distribution thereof.

          (d) The Shareholder has received and examined Parent's Quarterly Report on Form 10-Q for the quarter ended July 3, 1999, Annual Report on Form 10-K for the year ended December 31, 1998 and Definitive Proxy Statement filed with the SEC on April 28, 1999, including the risk factors described in the foregoing documents.

          (e) The Shareholder has been given the opportunity: (i) to ask questions of, and to receive answers from, persons acting on behalf of the Company and Parent concerning the terms and conditions of the Merger and the contemplated issuance of Parent Common Stock in connection with the Merger, and the business, properties, prospects and financial condition of the Company and Parent; and (ii) to obtain any additional information (to the extent the Company or Parent possesses such information or is able to acquire it without unreasonable effort or expense and without breach of confidentiality obligations) that is necessary to verify the accuracy of the information set forth in the documents, provided or made available to the Shareholder.

          (f) The Shareholder is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting investment decisions like that involved in the Shareholder's contemplated investment in the Parent Common Stock to be issued in connection with the Merger.

          (g) The Shareholder is an "accredited investor" (as such term is defined Rule 501 under the Act).

          (h) The Shareholder understands that until the Parent Common Stock issued to the Shareholder is either registered for resale under the Act, sold in conformity with the requirements of Rule 144 under the Act, or eligible for sale in conformity with paragraph (k) of Rule 144: (i) stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock to be issued to the Shareholder in connection with the Merger, and (ii) there will be placed on the certificate or certificates representing such Parent Common Stock a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED

     UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION
     REQUIREMENTS OF THE ACT IS AVAILABLE."

     2. Reliance. The Shareholder acknowledges that Parent will rely on his representations, warranties and certifications set forth in Section 1 above for purposes of determining his suitability as an investor in Parent Common Stock and for purposes of confirming the availability of an exemption from the registration requirements of the Act.

     3. Prohibitions Against Transfer. The Shareholder shall not effect any sale, transfer or other disposition of any of the Parent Common Stock that he is to receive in connection with the Merger unless:

          (a) such sale, transfer or other disposition has been registered under the Act;

          (b) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144 under the Act, as evidenced by a broker's letter and a representation letter executed by the Shareholder (satisfactory in form and content to Parent) stating that such requirements have been met;

          (c) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or

          (d) an authorized representative of the SEC shall have rendered written advice to the Shareholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

     The Shareholder has executed and delivered this Letter as of the date first written above.


                                    ___________________________________

                                    Name:______________________________

                                    Number of shares:__________________

                                    State of Residence:________________

                                   Exhibit E

                       Form of Tax Representation Letters

                           TAX REPRESENTATION LETTER
                         TO BE EXECUTED BY ECTON, INC.

                                                    October __, 1999

Cooley Godward LLP              Pepper Hamilton LLP
One Maritime Plaza, 20/th/ Floor                    3000 Two Logan Square
San Francisco, CA 94115                             Eighteenth and Arch Streets
                                                    Philadelphia, PA 19103-2799

Re: Merger pursuant to the Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") dated September 15, 1999, among Acuson Corporation, a Delaware corporation ("Parent"), Echo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Ecton, Inc., a Pennsylvania corporation (the "Company"), and the related Certificate of Merger and Articles of Merger between Merger Sub and the Company (collectively, the "Certificate of Merger").

Ladies and Gentlemen:

This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement. The Reorganization Agreement and the Certificate of Merger, including exhibits and schedules attached thereto, are collectively referred to as the "Agreements."

After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

     1. Pursuant to the Merger, the Company will merge with and into Merger Sub, and Merger Sub will acquire all of the assets and liabilities of the Company. Specifically, the assets transferred to Merger Sub pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger will continue to be held by Merger Sub immediately after the Merger. For the purpose of determining the percentage of the Company's and Merger Sub's net and gross assets held by Merger Sub immediately following the Merger, the following assets will be treated as property held by Merger Sub or the Company, as the case may be, immediately prior but not subsequent to the Merger: (i) assets disposed of by the Company or Merger Sub (other than assets transferred from the Company to Merger Sub in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "Pre-Merger Period")), (ii) assets used by the Company or Merger Sub to pay shareholders perfecting dissenters' rights or other expenses or liabilities incurred in connection with the Merger and (iii) assets used to make distribution, redemption or other payments in respect of stock of the Company or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

     2. Other than in the ordinary course of business or pursuant to its obligations under the Agreements, the Company has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period;

     3. The Company's principal reasons for participating in the Merger are bona fide business purposes unrelated to taxes;

     4. At the Effective Time of the Merger, the Company will have no outstanding equity interests other than those disclosed in Section 2.3 of the Reorganization Agreement. At the time of the Merger, except as specified in the Reorganization Agreement, the Company will have no outstanding warrants, options, or convertible securities or any other type of right outstanding pursuant to which any person could acquire shares of the Company capital stock or any other equity interest in the Company, other than those disclosed in
Section 2.3 of the Reorganization Agreement or the Disclosure Schedule with respect thereto;

     5. The total fair market value of all consideration other than shares of Parent Common Stock received by shareholders of the Company in the Merger (including, without limitation, cash paid to Company shareholders perfecting dissenters' rights, cash paid in lieu of fractional shares and the cash portion of any Post-Closing Payments) will be less than fifty percent (50%) of the aggregate fair market value of shares of stock of the Company outstanding immediately prior to the Merger;

     6. The Company has no plan or intention that Merger Sub will issue additional shares of stock after the Merger, or take any other action, that would result in Parent losing Control of Merger Sub. As used in this letter, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of shares of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

     7. Except for transfers described in Section 368(a)(2)(C) of the Code and the Treasury Regulations promulgated thereunder, the Company has no plan or intention to sell or otherwise dispose of any of its assets except for dispositions made in the ordinary course of business or to pay expenses incurred by the Company pursuant to the Merger;

     8. The Company intends that Merger Sub shall continue the Company's historic business or use a significant portion of its historic business assets in a business following the Merger;

     9. The liabilities of the Company have been incurred by the Company in the ordinary course of its business;

     10. The fair market value of the Company's assets will, on the Effective Time of the Merger, exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject;

     11. The Company is not and will not be on the Effective Time of the Merger an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

     12. The Company is not and will not be on the Effective Time of the Merger under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

     13. The Company has made no extraordinary distributions within the meaning of Temporary Federal Treasury Regulation Section 1.368-1T(e) with respect to its stock, prior to and in connection with the Merger;

     14. The Company has not redeemed and no "related person" with respect to the Company, as such term is defined by Treasury Regulation Section 1.368-1(e)(3), has purchased any Company capital stock prior to and in connection with the Merger;

     15. Except with respect to: (i) payments of cash to shareholders of the Company perfecting dissenters' rights, (ii) payments of cash to shareholders of the Company in lieu of fractional shares of Parent Common Stock and (iii) any Post-Closing Payments paid in cash, one hundred percent (100%) of the shares of stock of the Company outstanding immediately prior to the Merger will be exchanged solely for shares of Parent Common Stock. Thus, except as set forth in the preceding sentence, the Company intends that no consideration be paid or received (directly or indirectly, actually or constructively) for shares of stock of the Company other than shares of Parent Common Stock;

     16. The fair market value of the shares of Parent Common Stock and the right to Post-Closing Payments received by each shareholder of the Company will be approximately equal to the fair market value of the shares of stock of the Company surrendered in exchange therefor and the aggregate consideration received by shareholders of the Company in exchange for their shares of stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

     17. Except as otherwise provided in the Agreements, each of Merger Sub, Parent and the Company and each shareholder of the Company will each pay separately his, her or its own expenses relating to the Merger;

     18. Except for a loan of up to $500,000 from Parent to Company used by the Company to pay normal operating expenses, there is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired, or will be settled at a discount as a result of the Merger; Parent will assume no liabilities of the Company or any shareholder of the Company in connection with the Merger;

     19. The terms of the Reorganization Agreement and the other agreements relating thereto are the product of arm's length negotiations;

     20. None of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the shares of Parent Common Stock received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

     21. With respect to each instance, if any, in which shares of stock of the Company have been purchased by a stockholder of Parent (a "Stockholder") during the Pre-Merger period (a "Stock Purchase"): (i) to the best knowledge of the Company, (A) the Stock Purchase was made by such Stockholder on its own behalf, rather than as a representative, or for the benefit, of Parent, (B) the Stock Purchase was entered into solely to satisfy the separate interests of such Stockholder and the seller, and (C) the purchase price paid by such Stockholder pursuant to the Stock Purchase was the product of arm's length negotiations; and
(ii) the Stock Purchase was not a formal or informal condition to consummation of the Merger; and

     22. The Company is authorized to make all of the representations set forth herein.

The undersigned recognizes that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreements and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of the Company pursuant to Parent's exercise of control over the Company after the Merger.

The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                    Very truly yours,


                                    Ecton, Inc.,
                                    a Pennsylvania corporation

                                    By:________________________________

                                    Title:_____________________________

                           TAX REPRESENTATION LETTER

                   TO BE EXECUTED BY ACUSON CORPORATION AND
                            ECHO ACQUISITION CORP.

                                                    October __, 1999

Cooley Godward LLP              Pepper Hamilton LLP
One Maritime Plaza, 20/th/ Floor                    3000 Two Logan Square
San Francisco, CA  94115                            Eighteenth and Arch Streets
                                                    Philadelphia, PA  19103-2799

Re: Merger pursuant to the Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") dated September 15, 1999, among Acuson Corporation, a Delaware corporation ("Parent"), Echo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Ecton, Inc., a Pennsylvania corporation (the "Company"), and the related Certificate of Merger and Articles of Merger between Merger Sub and the Company (collectively, the "Certificate of Merger").

Ladies and Gentlemen:

This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement. The Reorganization Agreement and the Certificate of Merger, including exhibits and schedules attached thereto, are collectively referred to as the "Agreements."

After consulting with their counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certify and represent that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

     1. Pursuant to the Merger, the Company will merge with and into Merger Sub,and Merger Sub will acquire all of the assets and liabilities of the Company. Specifically, the assets transferred to Merger Sub pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger will continue to be held by Merger Sub immediately after the Merger. For the purpose of determining the percentage of the Company's and Merger Sub's net and gross assets held by Merger Sub immediately following the Merger, the following assets will be treated as property held by Merger Sub or the Company, as the case may be, immediately prior but not subsequent to the Merger: (i) assets disposed of by the Company or Merger Sub (other than assets transferred from the Company to Merger Sub in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "Pre-Merger Period")); (ii) assets used by the Company or Merger Sub to pay shareholders perfecting dissenters' rights or other expenses or liabilities incurred in connection with the Merger and (iii) assets used to make distribution, redemption or other payments in respect of stock of the Company or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

     2. Parent's principal reasons for participating in the Merger are bona fide business purposes not related to taxes;

     3. Prior to the Merger, Parent will be in "Control" of Merger Sub. As used in this letter, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

     4. Parent has no plan or intention to cause Merger Sub to issue additional shares of stock after the Merger, or take any other action, that would result in Parent losing Control of Merger Sub;

     5. Except for transfers described in Section 368(a)(2)(C) of the Code and the Treasury Regulations promulgated thereunder, Parent has no plan or intention to: (a) liquidate Merger Sub; (b) merge Merger Sub with or into another corporation including Parent or its affiliates; (c) sell, distribute or otherwise dispose of the stock of Merger Sub, or cause Merger Sub to sell or otherwise dispose of the stock of Merger Sub; or (d) cause Merger Sub to sell or otherwise dispose of any of its assets or of any assets acquired from the Company, except for dispositions made in the ordinary course of business or payment of expenses incurred by Merger Sub pursuant to the Merger;

     6. Parent intends that, following the Merger, Merger Sub will continue the Company's historic business or use a significant portion of its historic business assets in a business;

     7. Neither Parent nor Merger Sub is an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

     8. No shareholder of the Company is acting as agent for Parent in connection with the Merger or the approval thereof; Parent will not reimburse any shareholder of the Company for any stock of the Company such shareholder may have purchased or for other obligations such shareholder may have incurred;

     9. Except for repurchases or redemptions of Parent Common Stock that are consistent with past practices and pursuant to pre-existing purchase programs that were not created or modified in connection with the Merger, neither Merger Sub nor Parent nor any

"related person" of Merger Sub or Parent (as such term is defined by Treasury Regulation Section 1.368-1(e)(3)) will repurchase or redeem any of the Parent Common Stock to be issued to the shareholders of the Company in connection with the Merger;

     10. Except with respect to: (i) payments of cash to shareholders of the Company perfecting dissenters' rights, (ii) payments of cash to shareholders of the Company in lieu of fractional shares of Parent Common Stock and (iii) any Post-Closing Payments paid in cash, one hundred percent (100%) of the stock of the Company outstanding immediately prior to the Merger will be exchanged solely for Parent Common Stock. Thus, except as set forth in the preceding sentence, Merger Sub and Parent intend that no consideration be paid or received (directly or indirectly, actually or constructively) for stock of the Company other than Parent Common Stock;

     11. The total fair market value of all consideration other than Parent Common Stock received by shareholders of the Company in the Merger (including, without limitation, cash paid to shareholders of the Company perfecting dissenters' rights, cash paid in lieu of fractional shares and the cash portion of any Post-Closing Payments) will be less than fifty percent (50%) of the aggregate fair market value of stock of the Company outstanding immediately prior to the Merger;

     12. The fair market value of the Parent Common Stock and the right to Post-Closing Payments received by each shareholder of the Company will be approximately equal to the fair market value of the stock of the Company surrendered in exchange therefor, and the aggregate consideration received by shareholders of the Company in exchange for their stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

     13.  No stock of Merger Sub will be issued pursuant to the Merger;

     14. Except as otherwise provided in the Agreements, each of Merger Sub, Parent and the Company and each shareholder of the Company will pay separately his, her or its own expenses relating to the Merger;

     15. Except for a loan of up to $500,000 from Parent to Company used by the Company to pay normal operating expenses, there is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount as a result of the Merger, and Parent will assume no liabilities of any shareholder of the Company in connection with the Merger;

     16. The terms of the Reorganization Agreement and the agreements related thereto are the product of arm's length negotiations;

     17. None of the compensation received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the shares of Parent Common Stock received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employee of the

Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

     18. With respect to each instance, if any, in which shares of stock of the Company have been purchased by a stockholder of Parent (a "Stockholder") during the Pre-Merger Period (a "Stock Purchase"): (i) the Stock Purchase was made by such Stockholder not as a representative of Parent; (ii) to the best of Parent's knowledge, the purchase price paid by such Stockholder pursuant to the Stock Purchase was the product of arm's length negotiations; (iii) such purchase price was not advanced, and will not be reimbursed, either directly or indirectly, by Parent; (iv) at no time was such Stockholder or any other party required or obligated to surrender to Parent the Company capital stock acquired in the Stock Purchase, and neither such Stockholder nor any other party will be required to surrender to Parent the Parent Common Stock for which such shares of stock of the Company will be exchanged in the Merger; and (v) the Stock Purchase was not a formal or informal condition to consummation of the Merger;

     19. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Company shareholders instead of issuing fractional shares of Parent Common Stock is not expected to exceed one percent (1%) of the total consideration that will be issued in the transaction to the Company shareholders in exchange for their shares of Company capital stock. The fractional share interests of each Company shareholder will be aggregated, and no Company shareholder will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock; and

     20. Parent and Merger Sub are authorized to make all of the representations set forth herein.

The undersigned recognize that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreements and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

The undersigned recognize that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                    Very truly yours,

                                    Acuson Corporation,
                                    a Delaware corporation


                                    By:______________________________
                                    Title:___________________________



                                    Echo Acquisition Corp.,
                                    a Delaware corporation


                                    By:______________________________
                                    Title:___________________________

                                   Exhibit F

                         Form of Employment Agreement

                              ____________, 1999





[Name]
[Address]

      Re:  Employment Agreement

Dear _________:

     This letter will confirm the terms of your offer of employment with Acuson Corporation (the "Company"). Such terms are as follows:

     1. Position and Responsibilities. You will serve in the position of _______________ of the Company, reporting to the ____________________ or such other individual as the Company may require on the conditions and for the remuneration hereinafter set out. You will have such duties, responsibilities and authority as are commensurate with the position described above in this paragraph 1. You will assume and discharge such duties and responsibilities as the Company may designate from time to time. During the term of your employment, you will devote full time, skill and attention to your duties and responsibilities and shall perform them faithfully and diligently. In addition, you will comply with and be bound by the operating policies, procedures and practices of the Company in effect and communicated to you from time to time during your employment.

     2. "At-Will" Employment. You acknowledge that your employment with the Company constitutes "at-will" employment, and that either you or the Company can terminate this relationship at any time, with or without cause and with or without notice. In the event of termination of your employment, (a) by you for Good Reason (as defined below) or (b) by the Company other than for Cause (as defined below), you will be entitled to the compensation set forth in paragraph 5 below.

     3.   Compensation.

          (a) In consideration of your services, you will initially be paid a base salary of $___________ per annum, payable in accordance with the Company's standard payroll practices. Your base salary will normally be reviewed annually by the Company.

          (b) In addition to your base salary, the Company may award you a discretionary bonus from time to time.

     4. Other Benefits. In addition to the benefits described above, during your employment term, you will be entitled to receive the following benefits.

          (a) You will be entitled to paid vacation in accordance with the Company's vacation policy applicable to similarly situated employees. Your service with Ecton, Inc. will be considered in determining your vacation benefits under Company policies.

          (b) You will be permitted, to the extent eligible, to participate in any 401(k), profit sharing, sabbatical, group medical, dental, life insurance and disability insurance plans, or similar benefit plan of the Company that is available to employees generally. Participation in any such plan shall be consistent with your rate of compensation to the extent that compensation is a determinative factor with respect to coverage under any such plan. Your service with Ecton, Inc. will be considered in determining your eligibility for and benefits under any such plans.

          (c) The Company will recommend to the board of directors that you be granted an option to purchase _____ shares of the Company's common stock based on the Company's standard vesting schedule and at an exercise price equal to the fair market value of the shares of the Company's common stock on the date of the grant, which date of grant will be no later than 15 days after the consummation of the merger between Ecton, Inc. and the Company.

          (d) You will be reimbursed for all reasonable expenses actually incurred or paid by you in the performance of your services on behalf of the Company. You agree to account to the Company for such expenses in accordance with the Company's expense reimbursement policy as in effect from time to time.

     5. Payment Upon Termination. If your employment is terminated by the Company for any reason other than for Cause or you voluntarily terminate your employment with the Company for Good Reason, (x) you will be entitled to receive severance pay equal to the amount you would have been entitled to receive as base salary under paragraph 3(a) if your employment had not been terminated for a period of one year after the termination date, and (y) all options granted to you under paragraph 4(c) shall be treated as fully vested and immediately exercisable upon your employment termination date; provided, however, that the acceleration referred to in clause "(y)" shall not apply if the Company's accountants determine that any transaction involving the Company that was intended to be accounted for as a "pooling of interests" could not be accounted for as a "pooling of interests" as a result of such acceleration. For purposes hereof, (i) "Cause" means, as determined in good faith by the board of directors of the Company, (A) the failure by you to substantially perform those reasonable duties assigned to you from time to time by the Company in accordance with this agreement; provided, however, that "Cause" shall not exist under this clause "(A)" unless either (1) you receive notice of nonperformance and fail to cure such nonperformance within 30 days after receipt of such notice, or (2) you receive notice of nonperformance on more than two occasions; (B) an act by you which constitutes gross misconduct and which is injurious to the Company, its subsidiaries or its affiliates; (C) a willful breach by you of a material provision of any agreement (including any employee confidentiality agreement) between the Company, its subsidiaries or any of its affiliates and you; (D) a material violation by you of a federal or state law or regulation applicable to the business of the Company, its subsidiaries or its affiliates; or (E) a conviction or a plea of nolo contendre to a felony or a misdemeanor involving moral turpitude; and (ii) "Good Reason" means (A) a material reduction in your duties and responsibilities, unless you agree to such reduction; (B) a greater than 10% reduction in your salary as specified in paragraph 3(a); (C) a material adverse change in your benefits taken as a whole (unless (1) all other employees are similarly and contemporaneously affected by such change, or (2) such change results from cost increases imposed by third parties); or (D) a relocation of your principal work location to a site more than 30 miles away from the Company's existing offices in Plymouth Meeting, Pennsylvania unless you agree to such relocation. In the event you voluntarily terminate your employment with the Company for any reason other than for the reasons set forth in this Section 5, you will not be entitled to receive any severance pay or similar compensation.

     6. Post-Closing Payment. Subject and pursuant to the terms and conditions set forth in the agreement and plan of merger and reorganization dated _________, 1999 by and among the Company, Echo Acquisition Corp. and Ecton, Inc. (the "Reorganization Agreement"), no payment or distribution of any Post-Closing Payment shall be made to you for the fiscal year ended December 31, 2003 unless you continue to be employed by the Company until December 31, 2003; provided, however, that notwithstanding the foregoing:

          (a) if your employment shall have been terminated as a result of your death or disability or by the Company without Cause or by you for Good Reason, then such payment or distribution of the Post-Closing Payment shall be made to you (or in the event of death, to your estate, heirs or successors) notwithstanding the termination of your employment; and

          (b) if you acquired shares of common stock of Ecton, Inc. in certain specified financing rounds of Ecton, Inc. made prior to the Effective Date (the "Specified Financing Rounds") other than the founders round of financing, you shall be entitled to that portion of any payment or distribution otherwise due for the fiscal year ended December 31, 2003 equal to the product of (1) the portion of such payment or distribution you would have been entitled to receive had you remained employed by the Company until December 31, 2003, multiplied by (2) a fraction (x) whose numerator is the number of shares of common stock of Ecton, Inc. acquired by you in the Specified Financing Rounds (or upon the exercise of warrants acquired by you in the Specified Financing Rounds) and owned by you immediately prior to the Effective Time, and (y) whose denominator is the number of shares of common stock of Ecton, Inc. owned by you immediately prior to the Effective Time.

     7. Effective Date. Subject to the foregoing, this agreement shall become effective upon consummation of the Merger (the "Effective Date").

     8.   General Provisions.

          (a) Capitalized terms used herein but not defined have the meanings attributed to them in the Reorganization Agreement.

          (b) This agreement will be governed by the laws of the Commonwealth of Pennsylvania, applicable to agreements made and to be performed entirely within such state.

          (c) This agreement sets forth the entire agreement and understanding between the Company and you relating to your employment and supersedes all prior verbal discussions between us. Any subsequent change or changes in your duties, salary or other compensation will not affect the validity or scope of this agreement. Any change to the terms hereof must be executed in writing and signed by you and the Company.

          (d) This agreement will be binding upon your heirs, executors, administrators and other legal representatives and will be for the benefit of the Company and its respective successors and assigns.

     All of us at the Company are very excited about you joining our team and look forward to a beneficial and fruitful relationship. However, should any dispute arise with respect to your employment or the termination of that employment (other than a dispute which relates to the enforcement or breach of the noncompetition agreement between you and the Company (the "Noncompetition Agreement")), we both agree that such dispute shall be conclusively resolved by final, binding and confidential arbitration in accordance with the Voluntary Labor Arbitration Rules of the American Arbitration Association ("AAA") at the AAA office closest to Plymouth Meeting, Pennsylvania, rather than by a jury, court or administrative agency. For greater certainty, you agree that any legal action or other legal proceeding relating to the Noncompetition Agreement or the enforcement of any provision of the Noncompetition Agreement shall be brought or otherwise commenced in any state or federal court whose venue encompasses Plymouth Meeting, Pennsylvania. The Company will bear all AAA administrative costs and fees of any such arbitration.

     Please acknowledge and confirm your acceptance of this agreement by signing and returning the enclosed copy of this agreement as soon as possible. If you have any questions about this agreement, please call me directly.

                                            The Company



                                            By:__________________

                                  ACCEPTANCE

     I accept the terms of my employment with the Company as set forth herein. I understand that this agreement constitutes an "at will" employment relationship, and that my employment relationship may be terminated by either party, with or without cause and with or without notice.



     ___________________________________       _________________________
     Name:                                     Date

                                   Exhibit G

           Persons to sign Employment and Noncompetition Agreements


Michael G. Cannon
Christopher B. Knell
Kevin Randall
Joseph Urbano
Andrew Wood
Anthony Lannutti

                                   Exhibit H

                       Form of Noncompetition Agreement

                           NONCOMPETITION AGREEMENT

     This Noncompetition Agreement is being executed and delivered as of _________, 1999 by _______________ ("________"), in favor of, and for the benefit of the following entities (the "Beneficiaries"): Acuson Corporation, a Delaware corporation ("Parent"), Ecton, Inc., a Pennsylvania corporation (the "Company"), and the other "Indemnitees" (as hereinafter defined). Certain capitalized terms used in this Noncompetition Agreement are defined in Section 18.

                                   Recitals

     A. As [an employee of] [a consultant to] the Company, _____________ has obtained extensive and valuable knowledge and information concerning the business of the Company (including confidential information relating to the operations, assets, contracts, customers, personnel, plans and prospects of the Company).

     B. Pursuant to and subject to the terms and conditions of an Agreement and Plan of Merger and Reorganization dated as of September _________, 1999, among Parent, Echo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company (the "Reorganization Agreement"), the Company is expected to merge with and into Merger Sub (the "Merger"), with Merger Sub becoming the surviving corporation in the Merger.

     C. In connection with the Merger, and as a condition to the consummation of the Merger, and to enable Parent to secure more fully the benefits of the Merger, Parent has required that ____________ enter into this Noncompetition Agreement.

     D. Parent, the Company and Parent's subsidiaries have conducted and are conducting their respective businesses on a worldwide basis.


                                   Agreement

     In order to induce Parent to consummate the transactions contemplated by the Reorganization Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, __________, intending to be legally bound, agrees as follows:

     1. Restriction on Competition. _________ agrees that, during the Noncompetition Period, [he/she] shall not, and shall not permit any of [his/her] Affiliates to:

          (a) engage directly or indirectly in Competition in any Restricted Territory; or

          (b) directly or indirectly be or become an officer, director, stockholder, owner, co-owner, Affiliate, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor, sublicensor, licensee or sublicensee of, for or to, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person that engages directly or indirectly in Competition in any Restricted Territory;

     provided, however, that __________ may, without violating this Section 1, own, as a passive investment, shares of capital stock of a publicly-held corporation that engages in Competition if (i) such shares are actively traded on an established national securities market in the United States, (ii) the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by _________ and the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by Affiliates of _________ collectively represent less than two percent of the total number of shares of such corporation's capital stock outstanding, and
(iii) neither ________ nor any Affiliate of _________ is otherwise associated directly or indirectly with such corporation or with any Affiliate of such corporation.

     2. No Hiring or Solicitation of Employees, Consultants or Independent Contractors. Unless agreed to in writing by the Company with respect to a Specified Individual, ___________ agrees that, during the period commencing on the Effective Date and ending on the fifth anniversary of the Effective Date, [he/she] shall not, and shall not permit any of [his/her] Affiliates to: (a) hire any Specified Individual as an employee, consultant or independent contractor, or (b) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on ________'s own behalf or on behalf of any other Person) any Specified Individual to leave his or her employment, consulting or independent contractor relationship with Parent or any of Parent's current or future Affiliates (including the Company). (For purposes of this Section 2, "Specified Individual" shall mean any individual who (i) is or was an employee, consultant or independent contractor of Parent or the Company on the Effective Date or during the 180-day period prior to and ending on the Effective Date, and (ii) remains or becomes an employee, consultant or independent contractor of Parent or any of Parent's Affiliates on the Effective Date or at any time during the period commencing on the Effective Date and ending on the fifth anniversary of the Effective Date.)

     3. Confidentiality. _________ agrees that [he/she] shall hold all Confidential Information in strict confidence and shall not at any time (whether during or after the Noncompetition Period), except as required by law: (a) reveal, report, publish, disclose or transfer any Confidential Information to any Person (other than Parent or any of its current or future Affiliates, including the Company); (b) use any Confidential Information for any purpose (other than on behalf of Parent or its current or future Affiliates, including the Company); or (c) use any Confidential Information for the benefit of any Person (other than Parent or any of its current or future Affiliates, including the Company).

     4. Representations and Warranties. _________ represents and warrants, to and for the benefit of the Indemnitees, that: (a) [he/she] has full power and capacity to execute and deliver, and to perform all of [his/her] obligations under, this Noncompetition Agreement; and (b) neither the execution and delivery of this Noncompetition Agreement nor the performance of this Noncompetition Agreement will result directly or indirectly in a violation or breach of (i) any agreement or obligation by which _________ or any of [his/her] Affiliates is or may be bound, or (ii) any law, rule or regulation. _________'s representations and warranties shall survive the expiration of the Noncompetition Period for an unlimited period of time.

     5. Specific Performance. _________ agrees that, in the event of any breach or threatened breach by [him/her] of any covenant, obligation or other provision set forth in this Noncompetition Agreement, each of Parent and the other Indemnitees shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach. _________ further agrees that no Indemnitee shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this
Section 5, and ________ irrevocably waives any right [he/she] may have to require any Indemnitee to obtain, furnish or post any such bond or similar instrument.

     6. Remedies Cumulative. The rights and remedies of Parent and the other Indemnitees under this Noncompetition Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent and the other Indemnitees under this Noncompetition Agreement, and the obligations and liabilities of ________ under this Noncompetition Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Noncompetition Agreement shall limit any of _____'s obligations, or the rights or remedies of Parent or any of the other Indemnitees, under the Reorganization Agreement; and nothing in the Reorganization Agreement shall limit any of ________'s obligations, or any of the rights or remedies of Parent or any of the other Indemnitees, under this Noncompetition Agreement. No breach on the part of Parent or any other party of any covenant or obligation contained in the Reorganization Agreement or any other agreement shall limit or otherwise affect any right or remedy of Parent or any of the other Indeminitees under this Noncompetition Agreement.

     7. Severability. If any provision of this Noncompetition Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Noncompetition Agreement. Each provision of this Noncompetition Agreement is separable from every other provision of this Noncompetition Agreement, and each part of each provision of this Noncompetition Agreement is separable from every other part of such provision.

     8.   Governing Law; Venue.

          (a) This Noncompetition Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the Commonwealth of Pennsylvania (without giving effect to principles of conflicts of laws).

          (b) Any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement shall be brought or otherwise commenced in any state or federal court whose venue encompasses Plymouth Meeting, Pennsylvania. Each party to this Noncompetition Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court whose venue encompasses Plymouth Meeting, Pennsylvania (and each appellate court located in the Commonwealth of Pennsylvania) in connection with any such legal proceeding;
(ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth on the signature page of this Noncompetition Agreement shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding; (iii) agrees that each state and federal court whose venue encompasses Plymouth Meeting, Pennsylvania shall be deemed to be a convenient forum; and (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court whose venue encompasses Plymouth Meeting, Pennsylvania, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Noncompetition Agreement or the subject matter of this Noncompetition Agreement may not be enforced in or by such court.

          (c) _________ IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS NONCOMPETITION AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS NONCOMPETITION AGREEMENT.

     9. Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Noncompetition Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Noncompetition Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Noncompetition Agreement, or any power, right, privilege or remedy under this Noncompetition Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10. Successors and Assigns. This Noncompetition Agreement shall be binding upon ____________ and [his/her] successors and assigns (if any) and shall inure to the benefit of Parent and the other Indemnitees and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement, in whole or in part, to any other Person without obtaining the consent or approval of any other Person.

     11. Further Assurances. __________ shall execute and/or cause to be delivered to Parent (and each Indemnitee, if applicable) such instruments and other documents, and take such other actions, as Parent and such Indemnitee may reasonably request at any time (whether during or after the Noncompetition Period) for the purpose of carrying out or evidencing any of the provisions of this Noncompetition Agreement.

     12. Attorneys' Fees. If any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement is brought against __________, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     13. Captions. The captions contained in this Noncompetition Agreement are for convenience of reference only, shall not be deemed to be a part of this Noncompetition Agreement and shall not be referred to in connection with the construction or interpretation of this Noncompetition Agreement.

     14. Construction. Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Noncompetition Agreement. Neither the drafting history nor the negotiating history of this Noncompetition Agreement shall be used or referred to in connection with the construction or interpretation of this Noncompetition Agreement. As used in this Noncompetition Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation." Except as otherwise indicated in this Noncompetition Agreement, all references in this Noncompetition Agreement to "Sections" are intended to refer to Sections of this Noncompetition Agreement.

     15. Survival of Obligations. Except as specifically provided herein, the obligations of _________ under this Noncompetition Agreement (including [his/her] obligations under Sections 3 and 11) shall survive the expiration of the Noncompetition Period. The expiration of the Noncompetition Period shall not operate to relieve _______ of any obligation or liability arising from any prior breach by __________ of any provision of this Noncompetition Agreement.

     16. Obligations Absolute. _______'s obligations under this Noncompetition Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of Parent, any other Indemnitee or any other Person) of any provision of the Reorganization Agreement or any other agreement, or by virtue of any failure to perform or other breach of any obligation of Parent, any other Indemnitee or any other Person.

     17. Amendment. This Noncompetition Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the parties sought to be bound by any such amendment, modification, alteration or supplement.

     18.  Defined Terms. For purposes of this Noncompetition Agreement:

          (a) "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

          (b) "Cause" means, as determined in good faith by the board of directors of Parent (A) the failure by __________ to substantially perform those reasonable duties assigned to ____________ from time to time by Parent, its subsidiaries or affiliates in accordance with the employment agreement dated _____________, 1999 between ___________ and Parent; provided, however, that "Cause" shall not exist under this clause "(A)" unless either (1) __________ receives notice of nonperformance and fails to cure such nonperformance within 30 days after receipt of such notice, or (2) ______________ receives notice of nonperformance on more than two occasions; (B) an act by ___________ which constitutes gross misconduct and which is injurious to Parent, its subsidiaries or its affiliates; (C) a willful breach by ________ of a material provision of any agreement (including any employee confidentiality agreement) between Parent, its subsidiaries or any of its affiliates and ______________; (D) a material violation by _____________ of a federal or state law or regulation applicable to the business of Parent, its subsidiaries or its affiliates; or (E) a conviction or a plea of nolo contendre to a felony or a misdemeanor involving moral turpitude.

          (c) "Competing Product" means any product, equipment, device or system related to medical diagnostic ultrasound.

          (d) "Competing Service" means any (i) service that facilitates, supports or otherwise relates to the design, development, manufacture, assembly, promotion, sale, support, maintenance, licensing or leasing of any Competing Product; or (ii) service that is substantially the same as, is based upon or competes in any material respect with any service referred to in clause "(i)" of this sentence.

          (e) A Person shall be deemed to be engaged in "Competition" if: (i) such Person or any of such Person's subsidiaries or other Affiliates is engaged directly or indirectly in the design, development, manufacture, sale, support, maintenance, licensing or leasing of any Competing Product; or (ii) such Person or any of such Person's subsidiaries or other Affiliates is engaged directly or indirectly in providing, performing or offering any Competing Service.

          (f) "Confidential Information" means any non-public information (whether or not in written form and whether or not expressly designated as confidential) relating directly or indirectly to: (i) the business of the Company as conducted on or prior to the Effective Date; (ii) the information and materials disclosed, provided or transferred to Parent pursuant to the Reorganization Agreement; and (iii) Parent or any of Parent's subsidiaries or relating directly or indirectly to the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, licensees, sublicensees, suppliers, personnel, consultants or plans of Parent or any of Parent's subsidiaries (including any such information consisting of or otherwise relating to trade secrets, know-how, technology, inventions, prototypes, designs, drawings, sketches, processes, license or sublicense arrangements, formulae, proposals, research and development activities, customer lists or preferences, pricing lists, referral sources, marketing or sales techniques or plans, operations manuals, service manuals, financial information, projections, lists of consultants, lists of suppliers or lists of distributors); provided, however, that "Confidential Information" shall not be deemed to include information described in clauses "(i)" through "(iii)" that was already publicly known and in the public domain prior to the time of its initial disclosure to __________.

          (g) "Effective Date" shall mean the date on which the Merger is consummated.

          (h) "Indemnitees" shall include: (i) Parent; (ii) each Person who is or becomes an Affiliate of Parent (including the Company); and (iii) the successors and assigns of each of the Persons referred to in clauses "(i)" and "(ii)" of this sentence.

          (i) "Noncompetition Period" shall mean the period commencing on the Effective Date and ending on the fifth anniversary of the Effective Date; provided however, that (x) if ________ terminates [his/her] employment with Parent, its subsidiaries or affiliates or Parent, its subsidiaries or affiliates terminates _______________'s employment for Cause, the Noncompetition Period shall end on the earlier of (A) the third anniversary of the date of termination or (B) the fifth anniversary of the Effective Date or (y) if Parent, its subsidiaries or affiliates terminates _______________'s employment without Cause, the Noncompetition Period shall end on the earlier of (A) the second anniversary of the date of termination or (B) the fifth anniversary of the Effective Date.

          (j) "Person" means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.

           (k) "Restricted Territory" means (A) each county or similar political subdivision of each State of the United States of America (including each of the counties in the State of California), (B) each State, territory or possession of the United States of America, and (C) each country, province, territory or other jurisdiction throughout the world.

          In Witness Whereof, _________ has duly executed and delivered this Noncompetition Agreement as of the date first above written.


                                        ______________________________
                                        NAME:

                                Address:______________________________

                                        ______________________________

                                   EXHIBIT I

                           FIRPTA Statement Letters

                           [ECTON, INC. LETTERHEAD]


__________, 1999


Via Certified Mail
Return Receipt Requested

Assistant Commissioner (International)
Director, Office of Compliance
OP:I:C:E: 666
950 L'Enfant Plaza South, S.W.
COMSTAT Building
Washington, D.C. 20024

Re:      Notice of Non Real Property Holding Corporation Status

Dear Sir:

         At the request of Acuson Corporation, a Delaware corporation, in connection with the acquisition by Acuson Corporation of all of the outstanding shares of capital stock of Ecton, Inc., a Pennsylvania corporation (the "Company"), we provided the attached statement to Acuson Corporation on ________, 1999.

          (i) This notice was provided pursuant to the requirements of Treasury Regulation Section 1.897-2(h)(2);

          (ii) The following information relates to the Company which is providing the notice:

                Name                                 Ecton, Inc.
                Address                              5168 Campus Drive
                                                     Plymouth Meeting, PA 19462

          (iii) Taxpayer Identification Number:  _______________

          (iv) The following information relates to Acuson Corporation which requested this statement:

                Name                                 Acuson Corporation
                Address                              1220 Charleston Road
                                                     Mountain View, CA 94039

                Taxpayer identification Number:      94-2784998

          (v) The interest in question, shares of capital stock of the Company, is not a United States real property interest.

Under penalties of perjury, the undersigned declares that the above notice (including the attachment hereto) is correct to my knowledge and belief.

Sincerely,

ECTON, INC.



By:_____________________________
Name:  Michael G. Cannon
Title: President

                           [ECTON, INC. LETTERHEAD]



___________, 1999



Acuson Corporation
1220 Charleston Road
Mountain View, CA 94039


Ladies and Gentlemen:

       In connection with your acquisition of all of the outstanding shares of capital stock of Ecton, Inc., a Pennsylvania corporation (the "Company"), we are providing this information to you in order to establish that the shares of capital stock of the Company are not a United States real property interest and accordingly no withholding is required pursuant to Internal Revenue Code Section 1445. We represent that the shares of capital stock of the Company do not constitute a United States real property interest as of the date of this letter.

       Under penalties of perjury, the undersigned declares that the above information is correct to the best of my knowledge and belief.

Sincerely,

Ecton, Inc.


By:__________________________
Name:  Michael G. Cannon
Title: President

                                   Exhibit J

                     Form of Registration Rights Agreement

                         REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement ("Agreement") is made and entered into as of September 15, 1999, by and among: Acuson Corporation, a Delaware corporation ("Parent") and the representative of the shareholders of Ecton, Inc., a Pennsylvania corporation (the "Company"), identified on the signature page hereto (the "Shareholders' Agent").

                                   Recitals

         A. Parent, Echo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger and Reorganization of even date (the "Reorganization Agreement"), pursuant to which the Company will merge with and into Merger Sub (the "Merger") and the shareholders of the Company (the "Shareholders") will receive shares of common stock of Parent. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Reorganization Agreement.

         B. Parent has agreed to provide the Shareholders with certain registration rights as more fully described herein.

                                   Agreement

         The parties, intending to be legally bound, agree as follows:

         Registration

             1. Registerable Shares. As used in this Agreement, "Registerable Shares" means the shares of Parent Common Stock issued to the Shareholders pursuant to Section 1.5 of the Reorganization Agreement and any shares of Parent Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization; provided, however, that Registerable Shares shall cease to be Registerable Shares when (i) a registration statement covering such Registerable Shares shall have become effective under the Securities Act of 1933, as amended (the "1933 Act"), and such Registerable Shares shall have been disposed of in accordance with the Registration Statement, or (ii) such Registerable Shares (together with
(A) all other shares of Parent Common Stock issued to the same "person" (within the meaning of Rule 144) pursuant to the Reorganization Agreement and held by such person and (B) all shares of Parent Common Stock issued pursuant to the Reorganization Agreement and held by any other "person," the sale of which is required by paragraph (e) of Rule 144 to be aggregated with the sale of shares described in (A) above) may be transferred in any single calendar quarter pursuant to Rule 144 under the 1933 Act, as such rule may be amended from time to time, or any other similar rule or regulation of the SEC that may at any time permit the investors to sell restricted securities of the Company to the public without registration ("Rule 144"); and provided further, that Registerable Shares shall not include any shares of Parent Common Stock held in any "Escrow Account" pursuant to the Escrow Agreement to be entered into among the Shareholders, Parent, the Shareholders' Agent (as defined therein) and the escrow agent referred to therein. The Shareholders desiring to sell shares of Parent Common Stock received pursuant to Section 1.5 or 1.6 of the Reorganization Agreement pursuant to Rule 144 (whether or not such shares constitute Registerable Shares) shall provide such Rule 144 representation letters in usual and customary form and other usual and customary documents as may reasonably be requested by Parent, and, if the requirements of Rule 144 are satisfied, Parent will thereupon cause its transfer agent to permit the transfer of such shares, with the certificates representing the transferred shares to be issued free of any restrictive legend..

             1.1   Registration.

                   (a) Except as set forth in the next sentence, promptly (and in any event within five days) after the Closing, Parent shall prepare and file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 (the "Registration Statement") covering the resale of the Registerable Shares. Parent shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing. If Parent (in its sole discretion after consultation with counsel of its choice) determines that the Registration Statement may be filed under the 1933 Act prior to the Closing without violating or contravening any securities law, rule or regulation or policy or position of the SEC, then Parent shall file such Registration Statement as promptly as practicable after Parent makes such determination.

                   (b) The Shareholders shall furnish such information as Parent may reasonably request in connection with the preparation of the Registration Statement. Upon the effectiveness of the Registration Statement with the SEC, pursuant to the terms of this Agreement, the Registerable Shares may be sold in accordance with the Registration Statement under the 1933 Act. Subject to the terms of this Agreement, Parent shall use commercially reasonable efforts to cause the Registration Statement to remain effective until the earlier of (i) the date on which all Registerable Shares covered by the Registration Statement have been sold to the public pursuant to the Registration Statement or (ii) the date on which none of the shares of Parent Common Stock covered by the Registration Statement which have not yet been sold to the public pursuant to the Registration Statement remain Registerable Shares.

             1.2 Other Shares. Parent may include in the Registration Statement under this Section 1 any other shares of Parent Common Stock (including issued and outstanding shares of Parent Common Stock as to which the holders thereof have contracted with Parent for "piggyback" registration rights).

          Parent's Obligations

          In connection with the Registration Statement referred to in Section 1.2, Parent shall:

             1.3 Registration Statement. Prepare and file with the SEC the Registration Statement with respect to the Registerable Shares and thereafter use commercially reasonable efforts to cause the Registration Statement to become and remain effective for the period set forth in Section 1.2. In the event the number of shares of Parent Common Stock available under the Registration Statement filed pursuant to this Agreement is insufficient to cover all Registerable Shares, Parent shall file a new Registration Statement (on the short form available therefor, if applicable) or shall amend the Registration Statement previously filed under this Agreement so as to cover all of the Registerable Shares, in each case, as soon as practicable, but in any event within twenty (20) business days after the necessity therefor arises.

             1.4 Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the period set forth in Section 1.2 and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of the shares of Parent Common Stock covered by the Registration Statement.

             1.5 Copies of Offering Documents. Furnish to the Shareholders such numbers of copies of the Registration Statement, prospectus, and any amendments and supplements thereto, in conformity with the requirements of the 1933 Act, such documents incorporated by reference in the Registration Statement and such other documents as the Shareholders reasonably request, in order to facilitate the public sale or other disposition of the Registerable Shares.

             1.6 Misleading Prospectus. Promptly notify each Shareholder, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the 1933 Act, upon Parent becoming aware that the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and immediately thereafter use commercially reasonable efforts to prepare and file with the SEC and furnish to each Shareholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registerable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made.

             1.7  Rule 144.

                 (a) Use its commercially reasonable efforts to file in a timely manner any reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), and take such further action as the Shareholders may reasonably request, all from time to time to enable each Shareholder to sell the Registerable Shares owned by it without registration under the 1933 Act pursuant to the exemption provided by Rule 144;

                 (b) Use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144; and

                 (c) Furnish to each Shareholder, promptly upon request, (i) a written statement by Parent as to the status of its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, and (ii) such other information as may be reasonably requested to permit the Shareholder to sell Registerable Shares pursuant to Rule 144 without registration.

             1.8 Blue Sky Filings. Use its commercially reasonable efforts to register and qualify the securities covered by the Registration Statement under the Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholders, provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

             1.9 NYSE Filing. Provided the shares of Parent Common Stock are or remain listed on the New York Stock Exchange, use its commercially reasonable efforts to register and qualify the securities covered by the Registration Statement to be included for quotation on the New York Stock Exchange (it being understood that if shares of Parent Common Stock cease to be listed on the New York Stock Exchange, but are listed on another national securities exchange or interdealer quotation system, Parent shall use its commercially reasonable efforts to register and qualify the securities covered by the Registration Statement to be included for quotation on such exchange or system).

             1.10 Stock Certificates. Cooperate with the Shareholders who hold Registerable Shares to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registerable Shares to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Shareholders may reasonably request and registered in such names as the Shareholders may request.

          The Shareholders' Obligations

             In connection with the Registration Statement referred to in
Section 1.2, the Shareholders shall each:

             1.11 Other Documents and Information. Complete, execute, acknowledge and/or deliver such questionnaires, indemnification agreements, custody agreements, underwriting agreements (if the registration is underwritten) and other documents, certificates and instruments as are reasonably required by Parent or any underwriter(s) or are otherwise necessary in connection with the registration and offering. Each Shareholder shall promptly provide to Parent such information concerning such Shareholder, their ownership of Parent's securities, the intended method of distribution and such other information as may be required by applicable law or regulation or as may be reasonably requested by Parent.

             1.12 Cessation of Offering. Upon receipt of any notice from Parent of the happening of any event of the kind described in Section 2.4, immediately discontinue disposition of the Registerable Shares pursuant to the Registration Statement covering such shares until the Shareholders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4, and, if so directed by Parent, deliver to Parent all copies of the prospectus covering such Registerable Shares in such Shareholder's possession at the time of receipt of such notice.

             1.13 No Preliminary Prospectus. No Shareholder and no person or entity acting on any Shareholder's behalf (other than an underwriter selected by Parent or approved by Parent) shall offer any Registerable Shares by means of any preliminary prospectus.

          Limitations

             1.14 Other Transactions. Parent shall not be obligated to effect a registration pursuant to this Agreement, or to file any amendment or supplement thereto, and may suspend the Shareholders' rights to make sales pursuant to an effective registration pursuant to Section 1, at any time when Parent, in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would (i) materially and adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals related thereto or (ii) be seriously detrimental to Parent and its stockholders, in which event (under clause (i) or (ii) above) Parent's sole relief from its registration obligations is the right to defer filing of a registration statement (or to suspend the Shareholders' rights to make sales pursuant to an effective registration pursuant to Section 1) for a period of not more than 90 days; provided, however, that Parent shall not utilize the right described in this
Section 4.1 more than twice in any 12-month period. Parent shall exercise its rights pursuant to this Section 4.1 by providing the Shareholders' Agent, for and on behalf of the Shareholders, with written notice that Parent is exercising its rights in accordance with this Section 4.1 (the "Written Notice"). The Shareholders' Agent agrees that he shall hold any and all information provided to him in connection with Parent's rights set forth in this Section 4.1 including, without limiting the generality of the foregoing, any information contained in the Written Notice (the "Confidential Information") in strict confidence and shall not at any time: (a) reveal, report, publish, disclose or transfer any Confidential Information to any Person (other than to Shareholders to inform them solely and without details that Parent has exercised its rights pursuant to this Section 4.1); (b) use any Confidential Information for any purpose; or (c) use any Confidential Information for the benefit of any Person; provided, however, that the Shareholders' Agent may disclose Confidential Information to the extent required by law or legal process if the Shareholders' Agent (to the extent practicable) provides Parent with a reasonable opportunity to seek a protective order or other similar remedy to prevent such disclosure.

          Expenses and Indemnification

             1.15 Certain Fees and Commissions. Parent shall pay its own legal and accounting fees and all printing fees in connection with the Registration Statement. Parent shall reimburse the Shareholders up to a total of $5,000 for reasonable legal fees and costs incurred by the Shareholders in connection with the initial preparation and filing of each of the Registration Statement and up to $2,500 for reasonable legal fees and costs incurred by the Shareholders in connection with any amendment or supplement to the Registration Statement. The Shareholders shall pay any additional fees and costs of their own counsel and all underwriting discounts, commissions and expenses of underwriters or brokers incurred in connection with the offering and sale of the Registerable Shares.

             1.16 Other Expenses. Parent shall pay all registration and filing fees attributable to the Registerable Shares and the listing fee payable to the New York Stock Exchange.

             1.17 Indemnification. In the event any Registerable Shares are included in a registration statement under Section 1:

               (a) Indemnification by Parent. To the extent permitted by law, Parent will indemnify and hold harmless each Shareholder, such Shareholder's heirs, successors and assigns, any underwriter (as defined in the 1933 Act) for such Shareholder (if selected by Parent or approved by Parent), and each person, if any, who controls such Shareholder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus (not prohibited by Section 3.3) or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; and Parent will reimburse each such Shareholder, such Shareholder's heirs, successors and assigns, underwriter (if selected by Parent or approved by Parent) or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnification and other rights provided for in this Section 5.3(a) shall not apply (i) to any such loss, claim, damage, liability, or action insofar as it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus or final prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Shareholder or (ii) if the person asserting any such loss, claim, damage, liability or action who purchased the Registerable Shares which are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registerable Shares to such person because of the failure of such Shareholder or underwriter to so provide such amended preliminary or final prospectus (where such amended preliminary or final prospectus was supplied to such Shareholder or underwriter by Parent a reasonable period prior to the time of such written confirmation of sale) and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary prospectus or the final prospectus (or the final prospectus as amended and supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Shareholder, underwriter or controlling person and shall survive the transfer of the Registerable Shares by such Shareholder.

               (b) Indemnification by Shareholders. To the extent permitted by law, each Shareholder will severally (but not jointly and pro rata with the other Shareholders) indemnify and hold harmless Parent, its successors and assigns, its officers and directors, any underwriter (as defined in the 1933
Act) with respect to the Registerable Shares, and each person, if any, who controls Parent or any such underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; provided that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by such Shareholder expressly for use in such registration by such Shareholder, or (ii) the failure of such Shareholder or any underwriter with respect to the Registerable Shares held by such Shareholder at or prior to the written confirmation of the sale of the Registerable Shares held by such Shareholder to send or arrange delivery of a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) to the person asserting any such loss, claim, damage, liability or action who purchased the Registerable Shares which is the subject thereof (where such amended preliminary or final prospectus was supplied to such Shareholder or underwriter by Parent a reasonable period prior to the time of such written confirmation of sale) and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary prospectus or the final prospectus (or the final prospectus as amended and supplemented). Each Shareholder will reimburse Parent and each such officer or director or controlling person for any legal or other expenses reasonably incurred by him or her in connection with investigating or defending any such loss, claim, damage, liability, or action. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Parent or any such officer, director, underwriter or controlling person and shall survive the transfer of the Registerable Shares by such Shareholder.

               (c) Indemnification Procedures. Promptly after receipt by a person who may be entitled to indemnification under this Section 5.3 (an "indemnified party") of notice of the commencement of any action (including any governmental action) for which indemnification may be available under this
Section 5.3, such indemnified party will, if a claim in respect thereof is to be made against any person who must provide indemnification under this Section 5.3 (an "indemnifying party"), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel (and the reasonable fees of such counsel shall be paid by the indemnifying party) and assume its own defense if (i) the retention of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to promptly assume the defense and employ experienced counsel reasonably acceptable to the indemnified party after the indemnifying party has received the notice of the indemnification matter from the indemnified party, or (iii) the named parties to any such action include both the indemnified party and the indemnifying party, and the representation of both parties by the same counsel would be inappropriate due to a conflict of interest between them. It is understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties unless the indemnified parties in good faith conclude and are advised by their counsel that there is an actual or potential conflict of interest among the indemnified parties. No indemnification provided for in
Section 5.3(a) or Section 5.3(b) shall be available to any party who shall fail to give notice as provided in this Section 5.3(c) to the extent that the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice.

     Other Provisions

          1.18 Eligibility for Form S-3. Parent represents and warrants that it meets as of the date hereof the requirements for the use of Form S-3 for registration of the sale by the Shareholders of the Registerable Shares and Parent shall use its commercially reasonable efforts to file all reports required to be filed by Parent with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

          1.19 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered in the manner and to the address or facsimile telephone number set forth in Section 10.5 of the Reorganization Agreement (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto).

          1.20 Headings. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

          1.21 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

          1.22 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

          1.23 Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. No Shareholder may assign such Shareholder's rights under this Agreement without the express prior written consent of Parent, provided, however, that upon the death of a Shareholder, such Shareholder's rights under this Agreement shall be transferred to the person(s) who receive such Shareholder's Parent Common Stock under the laws of descent and distribution. Except as specifically provided herein, nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted successors and assigns. This Agreement shall inure to the benefit of: the Shareholders' Agent; the Shareholders; Parent; and the respective successors and assigns, if any, of the foregoing.

          1.24 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          1.25 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and the Shareholders' Agent.

          1.26 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

          1.27 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

          1.28 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

          1.29 Effective Date. This Agreement shall become effective upon the consummation of the Merger, and shall be of no force or effect if the Merger is not consummated.

          1.30 Construction.

               (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

               (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     This Registration Rights Agreement has been executed and delivered as of the date first stated above.


     Acuson Corporation




     By: ____________________________________
         Daniel R. Dugan
         President




     Shareholders' Agent:




     ________________________________________
     Michael G. Cannon

                                   Exhibit K

                Individuals included in definition of knowledge


Michael G. Cannon
Christopher B. Knell
Lennart Hagegard
Michael B. Keehan, Esq.
George J. Magovern, M.D.
John McGlinn
Kevin Randall
Joseph Urbano
Andrew Wood
Anthony Lanutti
Garry Flower

                                   Exhibit L

                            Setoff Escrow Agreement

                            SETOFF ESCROW AGREEMENT

     This Setoff Escrow Agreement ("Agreement") is made and entered into as of _______, 1999 by and among: Acuson Corporation, a Delaware corporation ("Parent"), the shareholders of Ecton, Inc., a Pennsylvania corporation (the "Company"), identified on Exhibit A hereto (the "Shareholders"), Michael Cannon, as Shareholders' Agent ("Shareholders' Agent"), and State Street Bank and Trust Company of California, N.A., a national banking association (the "Escrow Agent").

                                   Recitals

     A. Parent, Echo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger and Reorganization dated as of September 15, 1999 (the "Reorganization Agreement"), pursuant to which the Company will merge with and into Merger Sub and the Shareholders will have the right to receive shares of common stock of Parent and may have the right to receive certain cash payments.

     B. The Reorganization Agreement contemplates the establishment of an escrow arrangement with respect to the setoff rights of the Indemnitees under the Reorganization Agreement.

     C. Pursuant to Section 10.1 of the Reorganization Agreement, the Shareholders have irrevocably appointed Michael Cannon to serve as Shareholders' Agent for, among other things, all matters set forth in Sections 1.6 and 9 of the Reorganization Agreement.

                                   Agreement

     The parties, intending to be legally bound, agree as follows:

     1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Reorganization Agreement, a copy of which is attached hereto.

     2.   Escrow and Indemnification.

          (a) Shares, Stock Powers and Cash Placed in Escrow. From time to time after the date hereof Parent may (i) issue and deliver to the Escrow Agent certificates for shares of Parent Common Stock registered in the names of the Merger Shareholders as set forth on Exhibit B hereto, evidencing shares of Parent Common Stock to be held in escrow in accordance with this Agreement, and/or (ii) deliver to the Escrow Agent cash to be held in escrow in accordance with this Agreement. To the extent that shares of Parent Common Stock are deposited in escrow under this Agreement, each of the Shareholders shall deliver to Parent upon request, and upon receipt Parent shall deliver to Escrow Agent, five original "assignments separate from certificate" ("Stock Powers") endorsed by each such Shareholder in blank with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange (it being understood that until such Stock Powers are delivered to Parent in accordance with this
Section 2(a), Parent may authorize Escrow Agent to use any stock powers delivered to

Parent pursuant to the other Escrow Agreement executed and delivered pursuant to the Reorganization Agreement). Any shares of Parent Common Stock being held in escrow pursuant to this Agreement (the "Setoff Shares"), together with any cash being held in escrow pursuant to this Agreement, shall constitute an escrow fund (the "Escrow Fund") with respect to the setoff rights set forth in Section 9.3 of the Reorganization Agreement. The Escrow Fund shall be held as a trust fund and it is the intention of Parent, the Company, the Shareholders and the Shareholders' Agent that the Escrow Fund shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Shareholder or of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Fund and to hold the Escrow Fund in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

          (b) Voting of Setoff Shares. The record owner of any Setoff Shares shall be entitled to exercise all voting rights with respect to such Setoff Shares.

          (c) Dividends, Etc. Parent and each of the Shareholders agree among themselves, for the benefit of Parent and the Escrow Agent, that any cash, securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Setoff Shares shall not be distributed to the record owners of such Setoff Shares, but rather shall be distributed to and held by the Escrow Agent in the Escrow Account. Unless and until the Escrow Agent shall actually receive such cash, securities or other property, it may assume without inquiry that the Setoff Shares currently being held by it in the Escrow Account are all that the Escrow Agent is required to hold. At the time any Setoff Shares are required to be released from the Escrow Account to any Person pursuant to this Agreement, any cash, securities or other property previously received by the Escrow Agent in respect of or in exchange for such Setoff Shares shall be released from the Escrow to such Person.

          (d) Investment of Cash. Any cash in the Escrow Account shall be invested in the SSgA U.S. Treasury Money Market Fund (or in such other investments as Parent and the Shareholders' Agent may agree). Any interest on the cash portion of the Escrow Account shall become part of the Escrow Account.

          (e) Transferability. The interests of the Shareholders in the Escrow Account and in the Escrow Fund shall not be assignable or transferable, other than by operation of law.

          (f) Fractional Shares. No fractional shares of Parent Common Stock shall be retained in or released from the Escrow Account pursuant to this Agreement. In connection with any release of Setoff Shares from the Escrow Account, Parent and the Escrow Agent shall "round down" in order to avoid retaining any fractional share in the Escrow Account and in order to avoid releasing any fractional share from the Escrow Account. When shares are "rounded down", no cash-in-lieu payments need to be made.

     3. Administration of Escrow Account. Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Account as follows:

          (a) If any Indemnitee has or claims to have incurred or suffered Damages for which it is or may be entitled to setoff rights under Section 9.3 of the Reorganization Agreement, such Indemnitee may deliver a claim notice (a "Claim Notice") to the Shareholders' Agent and to the Escrow Agent. Each Claim Notice shall state that such Indemnitee believes in good faith and after investigation that there is or has been a breach of a representation, warranty or covenant contained in the Reorganization Agreement or that such Indemnitee is otherwise entitled to setoff rights under the Reorganization Agreement and contain a brief description of the circumstances supporting such Indemnitee's belief that there is or has been such a breach or that such Indemnitee is so entitled to setoff rights and shall, to the extent possible, contain a non-binding, preliminary estimate of the amount of Damages such Indemnitee claims to have so incurred or suffered (the "Claimed Amount").

          (b) Within 20 business days after receipt by the Shareholders' Agent of a Claim Notice, the Shareholders' Agent may deliver to the Indemnitee who delivered the Claim Notice and to the Escrow Agent a written response (the "Response Notice") in which the Shareholders' Agent: (i) agrees that a portion of the Escrow Fund having a value equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee; (ii) agrees that a portion of the Escrow Fund having a value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Indemnitee or (iii) indicates that no part of the Claimed Amount may be released from the Escrow Account to the Indemnitee. Any part of the Claimed Amount that is not to be released to the Indemnitee shall be the "Contested Amount." If a Response Notice is not received by the Escrow Agent within such 20 business-day period, then the Shareholders' Agent shall be deemed to have agreed that a portion of the Escrow Fund having a value equal to the full Claimed Amount may be released to the Indemnitee from the Escrow Account.

          (c) If the Shareholders' Agent delivers a Response Notice agreeing that a portion of the Escrow Fund having a value equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee, or if the Shareholders' Agent does not deliver a Response Notice in accordance with
Section 3(b), the Escrow Agent shall promptly following the receipt of the Response Notice (or, if the Shareholders' Agent has not delivered a Response Notice, promptly following the expiration of the 20 business-day period referred to in Section 3(b)), deliver (or cause the stock transfer agent of the Setoff Shares to deliver) to such Indemnitee such portion of the Escrow Fund.

          (d) If the Shareholders' Agent delivers a Response Notice agreeing that a portion of the Escrow Fund having a value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Indemnitee, the Escrow Agent shall promptly following the receipt of the Response Notice deliver (or cause the stock transfer agent of the Setoff Shares to deliver) to such Indemnitee a portion of the Escrow Fund having a value equal to the Agreed Amount.

          (e) If the Shareholders' Agent delivers a Response Notice indicating that there is a Contested Amount, the Shareholders' Agent and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Indemnitee and the Shareholders' Agent shall resolve such dispute, such resolution shall be binding on all of the Shareholders and a settlement agreement containing the terms and conditions of such resolution shall be signed by the Indemnitee and the Shareholders' Agent and sent to the Escrow Agent, who shall, upon receipt thereof, release a portion of the Escrow Fund from the Escrow Account in accordance with such agreement.

          (f) If the Shareholders' Agent and the Indemnitee are unable to resolve the dispute relating to any Contested Amount within 30 business days after the delivery of the Claim Notice, then the claim described in the Claim Notice shall be settled by binding arbitration in Wilmington, Delaware in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). Arbitration will be conducted by three arbitrators; one selected by Parent, one selected by the Shareholders' Agent and the third selected by the first two arbitrators. If either the Shareholders' Agent or Parent fails to select an arbitrator prior to the expiration of the 30-business day period commencing on the expiration of the 30-business day period referred to in the first sentence of this Section 3(f), then either the Shareholders' Agent or Parent, as the case may be, shall be entitled to select the second arbitrator. The parties agree to use all reasonable efforts to cause the arbitration hearing to be conducted within 60 calendar days after the appointment of the last of the three arbitrators and to use all reasonable efforts in the circumstances to cause the arbitrators' decision to be furnished within 95 calendar days after the appointment of the last of the three arbitrators. The parties further agree that, to the extent practicable, discovery shall be completed at least 20 business days prior to the date of the arbitration hearing. The arbitrators' decision shall relate solely to whether the Indemnitee is entitled to recover the Contested Amount (or a portion thereof), and the portion of such Contested Amount the Indemnitee is entitled to recover. The final decision of the arbitrators shall be furnished to the Shareholders' Agent, the Indemnitee and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Shareholders, the Indemnitee and the Escrow Agent and shall not be contested by any of them. The non-prevailing party in any arbitration shall pay the reasonable expenses (including attorneys' fees) of the prevailing party, any additional reasonable fees and expenses (including reasonable legal fees) of the Escrow Agent, and the fees and expenses associated with the arbitration (including the arbitrators' fees and expenses). For purposes of this Section 3(f), the non-prevailing party shall be deemed to be the Indemnitee if it is entitled to recover less than 50% of the Contested Amount; otherwise it shall be the Shareholders.

          (g) The Escrow Agent shall release any applicable portion of the Escrow Fund from the Escrow Account in connection with any Contested Amount within 5 business days after the delivery to it of: (i) a copy of a settlement agreement executed by the Indemnitee and the Shareholders' Agent setting forth instructions to the Escrow Agent as to the portion of the Escrow Fund, if any, to be released from the Escrow Account, with respect to such Contested Amount or
(ii) a copy of the award of the arbitrators referred to and as provided in
Section 3(f) setting forth instructions to the Escrow Agent as to the portion of the Escrow Fund, if any, to be released from the Escrow Account, with respect to such Contested Amount.

          (h) Any portion of the Escrow Fund released from the Escrow Account to an Indemnitee shall be deemed to reduce the Escrow Fund pro rata with respect to each Shareholder in accordance with each Shareholder's Percentage Interest in the Escrow Fund as set forth in Exhibit B.

     4.   Release of Escrow Fund.

          (a) If any portion of the Escrow Fund is to be released to any of the Indemnitees under this Agreement, Parent shall be entitled (in its sole discretion), upon written notice to the Escrow Agent, to determine whether cash, Setoff Shares or a combination thereof is to be so released to the Indemnitees. With its delivery of such notice, Parent shall deliver to the Escrow Agent a revised version of Exhibit B, as contemplated by Section 10(n).

          (b) The Escrow Agent is not the stock transfer agent for the Parent Common Stock. Accordingly, if a distribution of a number of shares of Parent Common Stock less than all of the Setoff Shares is to be made, the Escrow Agent must requisition the appropriate number of shares from such stock transfer agent, delivering to it the appropriate stock certificates and related Stock Powers. For the purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Parent Common Stock to the Person entitled to it when the Escrow Agent has delivered such certificates and Stock Powers to such stock transfer agent with instructions to deliver it to the appropriate Person. Distributions from the Escrow Fund shall be made to Parent or the Shareholders, as appropriate, at the addresses described in Section 10(b).

          (c) Whenever a distribution is to be made to the Shareholders, pro rata distributions shall be made to each of them at their addresses and based on the Percentage Interests in the Escrow Fund set forth in Exhibit B. Within five business days after the complete resolution of the claim that caused cash or shares to be deposited into escrow in accordance with this Agreement and the Reorganization Agreement (the "Applicable Claim"), the Escrow Agent shall distribute or cause the stock transfer agent for the Parent Common Stock to distribute to each of the Shareholders such Shareholder's pro-rata portion of the Escrow Fund then held in escrow based on the Percentage Interests in the Escrow Fund set forth in Exhibit B; provided, however, that notwithstanding the foregoing, if, prior to the date on which the Applicable Claim is completely resolved (the "Resolution Date"), any Indemnitee has given a Claim Notice containing a claim which has not been resolved prior to the resolution Date in accordance with Section 3, the Escrow Agent shall retain in the Escrow Account after the Resolution Date Setoff Shares or cash having a value equal to 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all claims which have not then been resolved.

     5.   Valuation of Setoff Shares, Etc.

          (a) Setoff Share Value. For purposes of this Agreement (including all references to distributions of a portion of the Escrow Fund "having a value" equal to a specified amount), each Setoff Share shall be deemed to have a value equal to the Post-Closing Parent Average Stock Price applicable to such Setoff Share. Parent shall deliver to the Escrow Agent a certificate setting forth the Post-Closing Parent Average Stock Price applicable to Setoff Shares after such Post-Closing Parent Average Stock Price shall be determined.

          (b) Stock Splits. All numbers contained in, and all calculations required to be made pursuant to, this Agreement shall be adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof; provided, however, that the Escrow Agent shall have received (i) notice of such stock split or other action, (ii) the appropriate number of additional shares of Parent Common Stock or other property pursuant to Section 2(c) hereof, and (iii) a revised version of Exhibit B as contemplated by Section 10(n).

     6. Fees and Expenses. Upon the execution of this Agreement by all parties hereto, fees and expenses, in accordance with Exhibit C attached hereto, will be payable to the Escrow Agent. This annual Escrow Agent fee will cover the first twelve months of the escrow. In accordance with Exhibit C attached hereto, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder. All such fees and expenses shall be paid by Parent.

     7.   Limitation of Escrow Agent's Liability.

          (a) The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document notwithstanding their being referred to herein or attached hereto as an exhibit. The Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction except for its own willful misconduct or negligence. In no event shall the Escrow Agent be liable for punitive, incidental or consequential damages. The Escrow Agent may rely on and use the Stock Powers and shall not be liable in connection therewith. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

          (b) Parent hereby agrees to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. This right of indemnification shall survive the termination of this Agreement, and the resignation of the Escrow Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by Parent.

     8. Termination. This Agreement shall terminate on March 31, 2004; provided, however, that if the Escrow Agent has received from any Indemnitee a Claim Notice setting forth a claim that has not been resolved by March 31, 2004, then this Agreement shall continue in full force and effect until the claim has been resolved and the Escrow Fund released in accordance with this Agreement.

     9. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 calendar days after it is given to all parties hereto. Parent may appoint a successor Escrow Agent only with the consent of the Shareholders' Agent (which consent shall not be unreasonably withheld or delayed). The Escrow Agent shall act in accordance with written instructions from Parent as to the transfer of the Escrow Fund to a successor escrow agent.

     10.  Miscellaneous.

          (a) Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

          (b) Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth in Section 10.5 of the Reorganization Agreement or to the Escrow Agent at the address set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                    State Street Bank and Trust Company of California, N.A. Library Tower
                    633 West 5/th/ Street, 12/th/ Floor
                    Los Angeles, California 90071
                    Attention: Corporate Trust Administration
                    Facsimile: (213) 362-7357

If any Claim Notice, Response Notice or other document or notice of any kind is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that such document has been delivered to such other person if it has been delivered to the Escrow Agent.

          (c) Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

          (d) Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

          (e) Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

          (f) Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. No Shareholder may assign such Shareholder's rights under this Agreement without the express prior written consent of Parent, provided, however, that (i) upon the death of a Shareholder, such Shareholder's rights under this Agreement shall be transferred to the person(s) who receive such Shareholder's Parent Common Stock under the laws of descent and distribution and
(ii) a Shareholder may assign such Shareholder's rights under this Agreement to any organization qualified under Section 501(c)(3) of the Internal Revenue Code to which the Shareholder transfers Registerable Shares or in connection with an estate planning transaction. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted successors and assigns. This Agreement shall inure to the benefit of: the Shareholders; Parent; Escrow Agent and the respective successors and assigns, if any, of the foregoing.

          (g) Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          (h) Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto; provided, however, that any amendment duly executed and delivered by the Shareholders' Agent shall be deemed to have been duly executed and delivered by all of the Shareholders.

          (i) Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

          (j) Parties in Interest. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

          (k) Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

          (l) Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

          (m) Tax Reporting Information and Certification of Tax Identification Numbers.

               (i) The parties hereto agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Setoff Shares or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable in equal shares to the Shareholders in accordance with their Percentage Interests in the Escrow Fund set forth in Exhibit B.

               (ii) Parent and each of the Shareholders agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, "Tax Reporting Documentation") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

          (n) Recalculation of Percentage Interests. If for any reason Exhibit B should need to be recalculated (because, for example, a Shareholder's entitlement to any Post-Closing Payment for the year ending December 31, 2003 is modified in accordance with Section 1.6 of the Reorganization Agreement), Parent and the Shareholders' Agent shall jointly (i) calculate revised Percentage Interests for the Shareholders and (ii) submit such calculations in the form of a revised Exhibit B to the Escrow Agent.

          (o)  Construction.

               (i) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (ii) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

               (iii) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                                           Acuson Corporation


                                           _____________________________________

                                           By:__________________________________

                                           Title:_______________________________


                                           Shareholders' Agent:

                                           _____________________________________
                                           By:  Michael G. Cannon


                                           Shareholder:


                                           _____________________________________

                                           By:__________________________________

                                           Print Name:__________________________




                                           State Street Bank and Trust
                                           Company of California, N.a.


                                           _____________________________________
                                           By: Scott C. Emmons
                                           Title: Vice President

                      Exhibit A to Setoff Escrow Agreement
                                  Shareholders

                      Exhibit B to Setoff Escrow Agreement

---------------------------------------------------------------------------------------------------------------------
Name, Address and Taxpayer Identification           Cash Portion         "Setoff Shares"      Percentage Interest
         Number of Shareholder                                               Portion            of Escrow Fund
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

                     Exhibit C to Setoff Escrow Agreement
                            Escrow Fees and Expenses